UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 18, 2004


                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of Registrant as specified in charter)


    Maryland                      001-09279                        13-3147497
-------------------------------------------------------------------------------
(State or other              (Commission file No.)               (IRS Employer
  jurisdiction of                                                    I.D. No.)
  incorporation)


       60 Cutter Mill Road, Suite 303, Great Neck, New York      11021
       ---------------------------------------------------------------
       (Address of principal executive offices)              (Zip code)


        Registrant's telephone number, including area code     516-466-3100
                                                               ------------

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets

On October 18, 2004 OLP St. Cloud LLC, a limited liability company wholly owned by the registrant, acquired from New Flyer of America, Inc. ("Seller"), a manufacturing facility containing approximately 338,000 square feet of space (including approximately 45,800 square feet of office space) and the land (approximately 77.11 acres) on which it sits located in Saint Cloud, Minnesota, for a purchase price of approximately $17M. There is no material relationship, other than in respect of the reported transaction, between the registrant or any of its affiliates and the Seller or any of its affiliates.

The Contract of Sale (reported on Form 8-K filed by the registrant on September 30, 2004) and the lease entered into by Seller and registrant's wholly owned limited liability company, provide that the transaction is a "sale and lease back" transaction and on the closing date a Lease, in substantially the form attached to the contract as an exhibit, was entered into between the parties. The Lease provides that Seller, as tenant, leases the property from OLP St. Cloud LLC, as landlord, for a term expiring October 31, 2024 at an initial annual rental of $1,530,000, with annual periodic increases. The lease provides for three ten year options. The lease is intended to be a triple net lease and is guaranteed by NFIL Holdings Corporation, the tenant's parent.

All terms and conditions of the transaction, including the Contract of Sale, the consideration paid and all terms and conditions of the Lease, were negotiated at arms length.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Registrant maintains a $62,500,000 revolving credit facility with Valley National Bank, Merchant's Bank Division, Bank Leumi USA, Israel Discount Bank of New York and Manufacturers Traders and Trust Company. Borrowings under the facility bear interest at the lower of LIBOR plus 2.5% and the bank's prime rate. The registrant borrowed $7,000,000 under the facility to consummate the acquisition described in Item 2.01 above and that is the balance outstanding under the facility. The Credit Agreement requires that net proceeds received from the sale or refinancing of properties are required to be used to repay amounts outstanding under the facility, if proceeds from the facility were used to purchase or refinance the properties.

Item 9.01.   Financial Statements and Exhibits

(a)     Financial Statement of Businesses Acquired. Not Applicable.

(b)     Proforma Financial Information. Not Applicable.

(c)     Exhibits.
           1. Contract of Sale dated as of September 27, 2004 between New Flyer America, Inc., as Seller, and OLP St. Cloud LLC (Filed with this Form 8-K).

           2. Lease Agreement dated as of October 18, 2004 between OLP St. Cloud LLC, as Landlord, and New Flyer America, Inc., as tenant (Filed with this
Form 8-K).

           3. Guaranty dated as of October 18, 2004 of NFIL Holdings Corporation (Filed with this Form 8-K).

           4. Amended and Restated Loan Agreement dated as of June 4, 2004 between registrant and certain of its subsidiaries and Valley National Bank, Merchants Bank Division, Bank Leumi, USA, Israel Discount Bank and Manufacturers Traders and Trust Company. Filed as exhibit to Form 8-K on June 8, 2004 and incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   ONE LIBERTY PROPERTIES, INC.



Date:     October 19, 2004         By:  /s/ Simeon Brinberg
                                   -----------------------------------
                                   Simeon Brinberg
                                   Senior Vice President






































                                CONTRACT OF SALE


                           NEW FLYER OF AMERICA, INC.


                                   - Seller -


                                OLP ST. CLOUD LLC

                                  - Purchaser -


                            as of September 27, 2004




                             62 Glenn Carlson Drive
                              St. Cloud, Minnesota

                                TABLE OF CONTENTS





                                                                   Page:

1.       Purchase Price .............................................1

2.       Escrow .....................................................1

3.       Successors/Assigns .........................................2

4.       Seller's Representations....................................2

5.       Inspections ................................................2

6.       Environment ................................................4

7.       Brokers ....................................................5

8.       Title ......................................................5

9.       Closing Costs ..............................................5

10.      FIRPTA .....................................................6

11.      Authority of Purchaser .....................................6

12.      Authority of Seller ........................................6

13.      Included Property ..........................................6

14.      Closing Documents ..........................................6

15.      Preclosing Obligations of Seller ...........................7

16.      Closing ....................................................7

17.      Casualty ...................................................9

18.      Condemnation ...............................................10

19.      Apportionments .............................................10

20.      Master Lease ...............................................11

21.      Common Development Restrictions/Zoning......................12

22.      Miscellaneous...............................................13

23.      Financing...................................................15

24.      SEC Compliance..............................................15

25.      Section 1031 Tax Deferred Exchange .........................16

                                CONTRACT OF SALE


         This CONTRACT OF SALE (this "Contract of Sale") is made and entered into as of the 27 day of September, 2004 by and between NEW FLYER OF AMERICA, INC., a North Dakota corporation having an address at 609 Marin Avenue, Crookston, Minnesota 56716-2909 ("Seller"), and OLP ST. CLOUD LLC, a Minnesota limited liability company having an office at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 ("Purchaser").

                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, Seller is the current owner of an approximately 338,000 square foot, manufacturing facility, and the land on which it sits, known as and by 6200 Glenn Carlson Drive, St. Cloud, Minnesota and more particularly described on Exhibit A attached hereto (hereinafter referred to as the "Premises"); and

         WHEREAS, Seller wishes to sell and leaseback, and Purchaser wishes to acquire the Premises in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sufficiency of which being hereby acknowledged, the parties hereto do hereby agree as follows:

1. Purchase Price. Seller agrees to sell and Purchaser agrees to buy the
   ---------------
Premises for the sum of $17,000,000.00 payable as follows (the "Purchase
Price"):

                  $250,000.00 upon the execution and delivery of this Contract of Sale as the Downpayment herein referenced, by check(s) made payable to the order of First American Title Insurance Company, which sum shall be held in escrow pursuant to the terms hereof; and

                  $16,750,000.00 (less the interest on the Downpayment), at the Closing, by wire transfer to an account designated by Seller or by unendorsed certified or bank check made payable to the order of Seller.

2. Escrow. Concurrently with the execution of this Contract of Sale, Purchaser
   -------
has delivered to First American Title Insurance Company, as escrow agent ("Escrow Agent"), a check(s) (subject to collection, if check fails collection, Seller may terminate by notice) in the amount of $250,000.00 as the downpayment (the "Downpayment"). Escrow Agent shall deposit the Downpayment into an interest-bearing account(s) maintained at a federally insured financial institution(s). Escrow Agent shall deliver the Downpayment by bank or certified check to the direct order of Seller in accordance with this Contract of Sale, or a joint instruction signed by Seller and Purchaser, or separate instructions of like tenor signed by Seller and Purchaser, or a final judgment of a court of competent jurisdiction. Escrow Agent at any time may deposit the Downpayment with a court of competent jurisdiction, and upon notice to Seller and Purchaser of such deposit, Escrow Agent shall have no further responsibility or liability hereunder. If Escrow Agent shall receive a written request by one party for the release of the escrow, Escrow Agent will give a copy thereof to the other party. If Escrow Agent shall not receive an objection from the other party within five
(5) business days after it gives such copy to the other party, then Escrow Agent shall so release the Downpayment. If Escrow Agent receives an objection, then Escrow Agent shall continue to hold the Downpayment in accordance with the terms hereof. Escrow Agent may act upon any instruction or other writing believed by Escrow Agent in good faith to be genuine and to be signed or presented by the proper persons. Any interest or income on the Downpayment shall be paid to Purchaser or credited to Purchaser at Closing except in the event of the default of Purchaser entitling Seller to the Downpayment in which event Seller shall be entitled to the interest. At Closing, the Downpayment shall be paid by Escrow Agent to Seller.

         Seller and Purchaser acknowledge that Escrow Agent is merely a stakeholder, and that Escrow Agent shall not be liable for any act or omission unless taken or suffered in bad faith, in willful disregard of this Contract of Sale or involving gross negligence. Escrow Agent shall not be liable for the failure of a qualifying institution(s) in which the Downpayment has been deposited. Seller and Purchaser, jointly and severally, agree to indemnify and hold Escrow Agent harmless from and against any reasonable costs, claims or expenses incurred by Escrow Agent in connection with the performance of the Escrow Agent's duties hereunder, unless such costs, claims or expenses were occasioned by Escrow Agent's bad faith or its willful disregard of this Contract of Sale.

         Escrow Agent shall not be bound by any agreement between Seller and Purchaser, whether or not Escrow Agent has knowledge thereof, and Escrow Agent's only duties and responsibilities shall be to hold, and to dispose of, the Downpayment and interest earned thereon in accordance with this Contract of Sale.

         All instructions or notices given to or by Escrow Agent shall be in writing and delivered in accordance with the requirements of this Contract of Sale. For purposes of this paragraph, such instructions and notices shall be deemed delivered on the date of delivery, if by hand, or on the date of mailing if mailed, except that no instruction or notice to Escrow Agent shall be deemed effectively delivered to Escrow Agent until actual receipt thereof by Escrow Agent.

3. Successors and Assigns.
   -----------------------

A. This Contract of Sale shall not be binding until executed and delivered by Seller, Purchaser and Escrow Agent. Once fully executed and delivered, this Contract of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

B. Purchaser will not, without the prior written consent of Seller, sell, assign or transfer its interest in this Contract of Sale. Notwithstanding the foregoing, Purchaser shall be permitted without the necessity of obtaining the approval of Seller to assign this Contract to a corporation, partnership or other entity which is owned or controlled by (or under common control with) Purchaser. Seller shall not assign its obligations hereunder nor sell the Premises during the term of this Contract of Sale.

4. Seller's Representations.
   -------------------------

                  Seller's Knowledge Persons. Seller represents and warrants
                  ---------------------------
that Glenn Asham and/or John Marinucci are the individuals affiliated with Seller that are most knowledgeable about the Premises and that the responsibilities of Seller's non-executive staff, include informing them of matters regarding the Premises and that therefore, such persons, have information with regard to the subject matter of the representations and warranties made by Seller in this Agreement.

A. Seller warrants, represents and agrees that the Premises is, or by Closing shall be, in good and fully operable condition and in compliance with all applicable laws (including specifically, without limitation, the American Disabilities Act);

B. Seller hereby warrants and represents that (i) there is no litigation or arbitration pending (including a bankruptcy or similar proceeding) or, to the best of its knowledge, threatened by or against Seller or the Premises and in any manner relating to the Premises (collectively, "Litigation") and (ii) Seller has not received any notice from any governmental agency or office or any nearby property owner or tenant of the Premises' violation or potential violation of applicable law (a "Violation"). Seller agrees to immediately notify Purchaser of any notice that it may receive on or after the date hereof of a Violation or Litigation;

C. Seller hereby warrants and represents that Seller has not received a notice or request which is still outstanding (i.e., which Seller has not complied with) from any insurance company or Board of Fire Underwriters (or other organization exercising functions similar thereto) requesting the performance of any work or alteration in respect of the Premises. If prior to the Closing Date Seller receives a Notice (a "Notice") from any insurance company or Board of Fire Underwriters (or other organization exercising functions similar thereto) requesting the performance of any work or alteration in respect of the Premises prior to the Closing Date, Seller agrees to promptly send same to Purchaser. If any Violation, Litigation or Notice is not cured by Seller prior to Closing then Purchaser's sole remedy and right shall be to either close on this Contract of Sale without abatement in the purchase price or terminate this Contract of Sale and receive back its Downpayment, plus accrued interest thereon, and be reimbursed its net survey costs, and net environmental testing costs, in which event the parties shall have no further obligation to the other;

D. Seller hereby warrants and represents that Seller has no employees at the Premises or elsewhere that would become employees of Purchaser upon its acquisition of the Premises;

E. Seller acknowledges that pursuant to a lease to be executed by Seller, as tenant (with respect thereto, Seller shall hereinafter be referred to as "Tenant"), and Purchaser, as Landlord, at the Closing (the "Lease"), a copy of the form of which Lease is attached hereto as Exhibit B, Seller, as Tenant, shall be solely responsible for the operation, maintenance and repair of the Premises;

F. Seller hereby warrants and represents that there are no service contracts, maintenance agreements, landscaping contracts, security service contracts or any other agreements relating to the Premises, (except those running with the land) to which Seller is a party or bound which will be assigned to Purchaser;

G. Seller warrants and represents that the Premises possesses all permits, licenses, approvals and certificates as shall be necessary for general office and/or industrial and/or warehouse purposes;

H. Seller warrants and represents that to its knowledge the Premises constitutes its own tax parcel. Seller further warrants and represents that all installments of real property, personalty, transfer or other taxes in respect of the Premises which are due and payable on or prior to the date hereof (the non-payment of which could cause a lien to be placed upon the Premises) have been paid and Seller agrees same will be paid through the Closing Date;

I. Seller warrants and represents that it is solvent as of the date hereof and that this transaction shall not render Seller insolvent. Seller warrants and represents that there is no monetary or other material default existing under any of its indebtedness or under any of its or its subsidiaries' leases. Seller and Purchaser each agree that for all purposes they will treat this transaction as a bona fide third party transaction and is being made for fair value and that this transaction is a bona fide sale-leaseback transaction and not a joint venture, partnership or mortgage/lending relationship. Seller shall deliver to Purchaser at Closing an opinion (the "Opinion") in form and substance reasonably satisfactory to Purchaser of independent legal counsel reasonably acceptable to Purchaser confirming that the Seller is duly authorized to enter into the Contract of Sale and Lease, and that the Seller is in good standing in the State of North Dakota and authorized to transact business in the State of Minnesota;

J. Intentionally Omitted.

K. The warranties and representations set forth in this Paragraph 4 shall survive the Closing and shall continue in effect for six (6) months following the Closing. Seller shall recertify the warranties and representations contained in this Paragraph 4 and Paragraph 6A as of the Closing Date in an instrument to be delivered at the Closing (the "Seller's Certificate");

L. The Seller is the record title owner of the Premises and knows of no encumbrances or defects in title except for Permitted Exceptions;

M. There are no tax exemptions or abatements in effect affecting the Premises;

N. Seller represents that it has not received notice of any mechanic's liens, sidewalk assessments, and emergency repair liens or to repair sidewalks. If any mechanic's liens, emergency repair liens, sidewalk assessments or notices to repair sidewalks are discovered or levied prior to the date of delivery of the deed, Seller agrees to pay same on demand;

O. Seller represents that except as may be provided in Permitted Exceptions or pursuant to the Lease no person, firm, corporation or other entity has any right or option to acquire the Property, any portion thereof or any interest therein;

P. The execution, delivery and performance of this Agreement, in accordance with its terms, do not violate any material contract, agreement, commitment, order, and judgment to which Seller is a party or by which it is bound;

Q. Seller has the right, power and authority to make and perform its obligations under this Agreement, and this Agreement is a valid and binding obligation of Seller, subject to bankruptcy, reorganization and other similar laws affecting the enforcement of creditors' rights generally and equitable considerations;

R. Seller has not received, and has no knowledge of, any presently outstanding notification from any city, county, state or federal authority having jurisdiction over the Premises, or of any utility providing service to the Real Estate requiring any work to be done to, or affecting the use, operation and/or occupancy of the Real Estate or any portion thereof;

S. Seller has no pending applications for changes of zoning, variances, or any other land use matter pending before any governmental body affecting any portion of the Premises;

T. Seller has not received any notices of nonpayment of any federal, state and local taxes payable in connection with the Premises; and

U. Seller has no knowledge of any pending or threatened condemnation proceedings against the Premises, or any part thereof nor of any Violations affecting the Premises.

         Guarantor's Representations.
         ----------------------------

A. Guarantor hereby warrants and represents that it is solvent as of the date hereof and that this transaction shall not render Guarantor insolvent;

B. Guarantor hereby warrants and represents that (i) there is no litigation or arbitration pending (including a bankruptcy or similar proceeding); or (ii) to the best of its knowledge, threatened by or against Guarantor;

C. Guarantor hereby warrants and represents that there will be no material adverse change in its financial condition between the date hereof and the Closing Date. Guarantor warrants and represents that there is no monetary or other material default existing under any of its indebtedness or under any of its or its subsidiaries contractual obligations.

5. Inspections.
   ------------
A. At Purchaser's cost and expense, Purchaser and its advisors shall be permitted to inspect the Premises (the "Inspection") for (i) its design features and physical condition, (ii) its location, (iii) its proximity to major thoroughfares, its access, its visibility, the demographics of the surrounding areas, (iv) its compliance with applicable laws (including, without limitation, the Americans with Disabilities Act), (v) soil conditions, (vi) utility issues;
(vii) structural, construction or building issues; (viii) the Plans and Specifications (as hereinafter defined) and (ix) such other matters as are deemed relevant by Purchaser (the "Inspection"), and also to perform a phase I environmental audit of the Premises (the "Phase I") and if recommended by Purchaser's environmental consultant a phase II environmental audit of the Premises (the "Phase II"). Purchaser agrees to indemnify, defend and hold harmless Seller from any damage to person or property that may be caused by the Inspection, the Phase I or the Phase II.

B. Purchaser shall have through the expiration of the Due Diligence Period (hereafter defined) to notify Seller that Purchaser is satisfied with the results of the Inspection, the Phase I or the Phase II. In the event Purchaser shall fail to timely notify Seller of its satisfaction or in the event Purchaser shall notify Seller that it is dissatisfied with the Premises, or any other item in Purchaser's sole discretion, then in such case this Contract of Sale shall terminate and the Downpayment with interest thereon shall be returned to Purchaser and except for the indemnity in P. 5 above and (confidentiality and brokerage clauses herein) the parties shall have no other liability to each other.

C. Seller agrees to cooperate with Purchaser in connection with the inspections referenced above and to provide access to the Premises in connection therewith. Seller also agrees to cooperate with Purchaser in having any of Seller's existing inspection reports (i.e. its current environmental report) redated and certified in favor of Purchaser and its lender, and agrees to provide Purchaser with true and correct copies of any such existing inspection reports. Seller further agrees to provide to Purchaser within five (5) days of the execution hereof the following:

1. A copy of the most recent financial statements for Seller;

2. A copy of the final certificate of occupancy for the Premises together with all other necessary or appropriate approvals or certifications;

3. A copy of any covenants, easements restrictions, declarations, reservations or agreements affecting the Premises (the "Restrictions");

4. A copy of the most recent as-built ALTA survey for the Premises;

5. Intentionally Omitted;

6. A copy of the roof, HVAC, general contractor's and any other warranties in respect of the Premises (collectively, the "Warranties");

7. A copy of the plans and specifications for the construction of the Premises and the improvements thereon including any change orders (collectively, the "Plans and Specifications");

8. A true and complete copy of all phase I environmental audits and any updates or other environmental information in its possession relating to the Premises (including a phase II environmental audit, if applicable); Seller also agrees to provide to Purchaser a true and complete copy of any additional environmental information Seller may receive following its execution of this Contract of Sale, and

9. To the extent in Seller's possession, a true and complete copy of a structural inspection report, geotechnical report and/or appraisal of the Premises.

All of the foregoing items 1-9 are hereafter referred to as the "Due Diligence Items".

The Due Diligence Period shall expire on the date that is thirty (30) days following Purchaser's receipt of a fully executed counterpart of this Contract of Sale.

D. Seller further agrees to cooperate in having all structural inspections, architect certifications, engineer's reports and other similar items certified in favor of Purchaser and its lender and Seller shall promptly give a copy of such items to Purchaser upon Seller's receipt thereof.

6. Intentionally Omitted.
   ----------------------

7. Brokers. Purchaser and Seller each warrants and represents to the other that
   --------
it has not dealt with any broker in respect of the Premises. Purchaser represents and warrants to Seller that no broker has brought the Premises to the attention of the Purchaser or was otherwise involved in the Purchaser's interest in the Premises. Each party shall indemnify, defend and hold harmless the other for any claims which would constitute a breach of its foregoing representations and warranties. The provisions of this paragraph shall survive the delivery of the deed or the termination of this Contract of Sale.

8. Title.
   ------

A. (i) Purchaser agrees to promptly order a commitment for title insurance from Escrow Agent. Purchaser shall cause a copy of said commitment and any continuations and/or supplements thereto to be promptly delivered to Seller. Purchaser agrees to take title if same is good and marketable and if insurable by Escrow Agent and subject only to Permitted Exceptions (defined below) and such other restrictions or encumbrances as Purchaser shall consent to in writing. If Seller shall be notified by Purchaser that it has an objection (which is not a Permitted Exception) to Seller's title (which notice shall be deemed to have been given upon delivery of the title report and/or any continuations and/or supplements thereto), then Seller shall use its reasonable efforts to attempt to cure such defect(s). Seller shall be entitled, at its option, to extensions of the Closing Date for up to thirty (30) days in the aggregate to attempt to cure such defect(s). For purposes of this Paragraph, violations of applicable building or zoning law against the Premises shall constitute title defects. In all events, Seller shall pay or satisfy any defects or other items that can be satisfied by the payment of money (such as, by way of example, mortgages, mechanic's liens and deeds of trust), and with respect to any other title defect which are not Permitted Exceptions, Seller shall be obligated to cure same to the extent the cost to cure does not exceed $75,000.00 ("Non-Lien Title Defect").

   (ii) Should the cost to cure such Non-Lien Title Defect exceed $75,000.00 and should Seller not cure such defect(s) despite Seller's reasonable efforts therefore, then Purchaser shall have the option (exercisable by notice to Seller given within ten (10) days of Seller's notification thereof to Purchaser), to close on its purchase of the Premises in accordance with the terms hereof with a $75,000.00 credit against the Purchase Price. If Purchaser shall not have timely exercised its option set forth in the preceding sentence, then this Contract of Sale shall terminate, the Downpayment (plus accrued interest) shall be returned to Purchaser, Purchaser shall be reimbursed its net title and environmental testing expenses, and the parties shall have no other liability to each other, other than those matters specifically set forth herein to survive the Closing Date or the earlier termination of the Contract.

B. Seller agrees to deliver (and Purchaser agrees to accept) a special warranty deed (or its local equivalent) in form satisfactory for recording and otherwise satisfactory to Purchaser.

C. In the event that applicable law requires that certain governmental agencies or authorities be notified in advance of the date of Closing or of the proposed sale of the Premises by Seller to Purchaser, then Seller shall comply with such notification and otherwise shall comply with all legal requirements in respect of the sale. To the extent available under applicable law, Seller shall obtain and deliver to Purchaser a clearance or similar certificate from the governmental entity(ies) having jurisdiction and evidencing the payment in full of all required taxes, assessments and/or contributions. Seller agrees to pay any such taxes, assessments and/or contributions or fees in connection therewith. Purchaser agrees (at no cost to Purchaser) to cooperate with Seller in connection with this Paragraph 8C. Seller agrees to act in good faith and with reasonable diligence to apply for, obtain and deliver to Escrow Agent all required clearance or other certificates as soon as is reasonably possible. If any such required clearance or other certificate is not available at Closing, then Purchaser shall have the option of terminating this Contract of Sale, in which event the Downpayment with interest thereon shall be returned to Purchaser and the parties shall have no further obligation to each other.

9. Closing Costs. Purchaser shall pay for all of its costs of closing including
   --------------
its own attorney fees. Seller shall pay for all of its costs of closing including its own attorney fees and Seller shall pay for any and all transfer taxes and/or recording fees due upon the sale and pay for the premiums due on Purchaser's title insurance policy (except that Purchaser shall be responsible for any additional premiums for lender's coverage, if any) and for an updated as-built ALTA survey certified in favor of Purchaser, Escrow Agent and Purchaser's lender.

10. FIRPTA. Seller warrants and represents that it is not a "foreign person" as
    -------
defined in Section 1445 of the Internal Revenue Code, as amended, and Seller shall supply at Closing an appropriate non-foreign person affidavit pursuant to said Section 1445.

11. Authorization of Purchaser. Purchaser warrants and represents that it was
    ---------------------------
duly organized and is in good standing in its jurisdiction of organization. Purchaser warrants and represents that it has the authority to enter into this Contract of Sale and agrees to supply to Seller such information as Seller may require (such as its articles of organization and operating agreement) to establish to Seller's reasonable satisfaction the accuracy of the warranties and representations contained in this paragraph. Purchaser represents that its signatory was fully authorized to execute and deliver this Contract of Sale as well as the Lease and memo of Lease to be executed simultaneously with the Closing Date on its behalf.

12. Authorization of Seller. Seller warrants and represents that it was duly
    ------------------------
organized and is in good standing in its jurisdiction of organization and that it is in good standing in the State in which the Premises is located. Seller warrants and represents that it has the authority to enter into this Contract of Sale and agrees to supply to Purchaser its certificate of incorporation, by-laws and resolutions adopted by its board of directors to establish to Purchaser's reasonable satisfaction the accuracy of the warranties and representations contained in this paragraph. Seller represents that its signatory was fully authorized to execute and deliver this Contract of Sale on its behalf as well as the Lease and memo of Lease to be executed simultaneously with the Closing Date.

13. Included Property. This sale includes all the right, title and interest of
    ------------------
Seller in and to all easements, rights of way, privileges, appurtenances, certificates, licenses, permits and rights to the same belonging to and inuring to the benefit of the Premises, insurance proceeds, if any, held by Seller on the Closing Date, condemnation proceeds, if any, held by Seller on the Closing Date, supplies, fixtures attached to or appurtenant to the Premises or used in connection with the operation of the Premises and owned by Seller. Except in connection with Seller's leasehold mortgage referred to in the Lease, no rents or leases will, on the Closing Date, be assigned or pledged by Seller except to Purchaser in connection with the Closing.

14. Closing Documents.
    ------------------

A. As a condition to the Closing, Seller agrees to execute and deliver to Purchaser on the Closing Date all documents, in form reasonably satisfactory to Purchaser, necessary to effectuate the provisions hereof including, without limitation:

1. The special warranty deed.

2. The Lease and short form Memo of Lease, dated as of the Closing Date, in the same form as attached hereto as Exhibit B, executed by each of the Purchaser and the Seller, and any consents or other documentation requested by Purchaser and/or Escrow Agent as evidence of Seller's authority to execute the same, and to consummate this transaction generally.

3. A copy of the final certificate of occupancy for the Premises together with all other necessary or appropriate approvals or certifications.

4. A copy of the Warranties, together with an assignment thereof which, if required by the terms of any Warranty, shall be consented to by the warrantor.

5. Intentionally Omitted.

6. A title affidavit that all improvements have been fully paid for and to such other matters as Escrow Agent shall require.

7. The Opinion.

8. The Due Diligence Materials.

9. A "nonforeign" certificate signed by Seller pursuant to Treas. Reg. #1.4452T(b)(2) or other evidence that Seller is not a "foreign person" within the meaning of Internal Revenue Code Section 1445;

10. The Seller's Certificate.

11. The Estoppel Certificate, as hereinafter defined.

12. The certificate, or other evidence reasonably satisfactory to Purchaser that Purchaser has been named on the Tenant's insurance policy required under the Lease.

13. Guaranty of Lease by NFIL Holdings Corporation ("Guarantor") in the form as attached hereto as Exhibit D.

14. Such other documents that shall reasonably be required to consummate the transactions herein contemplated.

B. Purchaser agrees to pay the following and to execute and deliver to Seller on the Closing Date all documents, in form reasonably satisfactory to Seller, necessary to effectuate the provisions hereof including, without limitation:

1. The balance of the cash portion of the purchase price referred to hereinabove.

2. The Lease and short form Memo of Lease, dated as of the Closing Date, in the same form as attached hereto as Exhibit B, executed by each of the Purchaser and the Seller, and any consents or other documentation requested by Purchaser and/or Escrow Agent as evidence of Seller's authority to execute the same, and to consummate this transaction generally.

3. Any authorization, confirmation or approval document reasonably requested by Escrow Agent (regardless whether in fact same is required hereunder) for its payment of the Downpayment to Seller.

4. Such other documents that shall reasonably be required to consummate the transactions herein contemplated.

15. Pre-Closing Obligations of Seller. Between the date hereof and the Closing
    ----------------------------------
Date, Seller shall:

A. Furnish Purchaser with such information with respect to the operation and maintenance of the Premises as Purchaser shall reasonably request.

B. Not withdraw, settle or compromise any reduction proceeding affecting real estate taxes assessed against the Premises without the prior consent of Purchaser which consent shall not be unreasonably withheld or delayed. Any future refunds and related fees shall be prorated between Purchaser and Seller as of the Closing Date; this obligation shall survive the Closing Date.

C. Permit Purchaser and its representatives access to the Premises, and to Seller's records in respect of the Premises, upon reasonable prior notice and at reasonable times provided however Purchaser may not conduct any intrusive testing on the Premises unless consented to by Seller in writing.

D. Cause the Premises to be maintained in good and first-class condition.

E. Not allow or consent to any modification of any Restrictions or the imposition of any new Restrictions and not initiate or consent to any zoning change, except in the ordinary course of business.

F. Seller agrees that it shall not make any material alterations of the Premises that are not consistent with past practices without the express prior written consent of the Purchaser.


16. Closing.
    --------
A. Subject to extensions as herein expressly permitted, the parties agree that the closing (the "Closing") shall occur at the offices of Moritt Hock Hamroff & Horowitz LLP, 400 Garden City Plaza, Garden City, New York 11530, on or about the date that is ten (10) days following the expiration of the Due Diligence Period. If Purchaser shall have failed or been unable to timely close despite the satisfaction of all of the conditions to Closing contained herein, then upon at least ten (10) business days' notice from Seller to Purchaser and Escrow Agent this Contract of Sale shall terminate, neither party shall have any further obligations to the other except those matters specifically set forth herein to survive the Closing Date or earlier termination of the Contract and Seller shall be entitled to the entire Downpayment and any interest earned thereon. Notwithstanding anything contained in this Contract of Sale to the contrary it is understood and agreed that in the event of any default on the part of the Purchaser, Seller agrees to look solely to the Downpayment in accordance with the terms hereof as its liquidated damages and waives any claim for specific performance or any other claim either against the Purchaser or against any person disclosed or undisclosed. Seller and Purchaser acknowledge that the amount of damages Seller occasioned by a default of the Purchaser would be difficult or impossible to accurately predict and Seller and Purchaser, after consultation with counsel of their own choosing, agree that the liquidated damages provided for in this paragraph are reasonable sums to be used as liquidated damages. In no event shall Purchaser be liable for actual, consequential or special damages. Notwithstanding anything to the contrary set forth in this Contract of Sale, in the event Seller shall default hereunder Purchaser's sole right, claim and remedy shall be to either (i) receive back its Downpayment with interest thereon (and, if Seller's default shall have been willful, then Seller shall also reimburse Purchaser for Purchaser's actual out of pocket expenses incurred in connection with the Premises or this Contract of
Sale) or (ii) seek specific performance of this Contract of Sale (and if Purchaser shall be successful Seller shall be responsible to reimburse Purchaser for Purchaser's legal fees and other costs associated with the application for specific performance)

B. It is a condition to Purchaser's obligations to close hereunder and pay the Purchase Price under this Contract of Sale that between the end of the Due Diligence Period and the Closing Date (i) there shall be no material, adverse change which causes an express closing condition herein not to be met in the physical or environmental condition of the Premises, (ii) there shall be no change in any of the Seller's representations and warranties made herein, (iii) there shall be no material adverse change in the financial condition of the Tenant (and any parent entity) (a "material adverse change" for purposes hereof shall mean either the filing by or against such party of a petition in bankruptcy, an admission in writing by any such party of its general inability to pay its debt when due or the default by any such party under its operating line of credit or other corporate level indebtedness or an announcement of the need to restate previously reported earnings or the actual restatement thereof or an announcement of an SEC or other governmental investigation of such party or the lowering of the credit rating on any such party by a nationally recognized credit rating agency (unless such party was on "credit watch" or similar by the applicable credit rating agency as of the date hereof)), (iv) there shall be no Violation imposed or threatened in writing, (v) there shall be no Litigation or condemnation commenced or threatened, (vi) Seller shall continue to operate at the Premises and Seller hereby represents and warrants that shall Seller has every current intention of operating at the Premises throughout the term of the Lease (which representation and warranty shall survive the Closing) and (vii) there shall be no change in the full accuracy and completeness of the warranties and representations of Seller contained in this Contract of Sale which causes an express closing condition herein not to be met. At Closing, Seller shall certify to Purchaser as part of the Seller's Certificate that to its actual knowledge none of the items listed in (i) - (vii) above shall have occurred; provided that if Seller shall obtain knowledge of any matter which would cause a violation of (i) - (vii) above prior to the Closing, Seller agrees to promptly notify Purchaser of such matter. If Seller does not indicate in its notice to Purchaser that it will be satisfying and/or complying with such matters (or, having indicated that it will so satisfy and/or comply, is then not able to, or if the matter in question is a violation of (iii) or
(vi) above) then Purchaser shall have ten (10) days from receipt of Seller's notice (or ten (10) days from receipt of notice that Seller having elected to attempt to satisfy and/or comply but was unable to do so) in which to terminate this Contract of Sale and receive back its Downpayment and the interest thereon, following which neither party shall have any further obligation to the other hereunder. Seller shall be entitled to an extension of the Closing for thirty
(30) days in order to attempt to satisfy and/or comply with any such matters (other than items (iii) or (vi)). If Purchaser shall not so terminate this Contract of Sale then Purchaser shall close without abatement or offset in the purchase price.

C. Notwithstanding anything to the contrary set forth herein, (i) provisions of this Contract of Sale permitting Seller for any reason to extend the Closing Date shall not be cumulative so that if there shall be two or more items allowing Seller to extend the Closing Date hereunder, Seller shall only be entitled to extend for the longest period allowed by any one of the rights to extend, and (ii) despite any specific provision of this Contract of Sale allowing for a specific time for Seller to extend the Closing Date, Seller shall not be permitted to extend the Closing Date beyond the expiration date of any mortgage application or commitment on behalf of Purchaser provided that such outside date is at least 30 days following the Closing Date specified herein (regardless of whether or not this Contract of Sale is conditioned on Purchaser obtaining financing).

17. Casualty. Subject to the terms of this Paragraph, the risk of loss or damage
    ---------
or destruction to the Premises by fire or other casualty is assumed by Seller until the Closing. In the event of fire or other casualty, Seller shall immediately notify Purchaser thereof and if cost to repair same exceeds $125,000.00 then Purchaser shall have the option, exercisable within fifteen
(15) days of Seller's notice, of either (i) declaring this Contract of Sale terminated in which event Escrow Agent shall refund to Purchaser, with the interest earned thereon, the Downpayment whereupon this Contract of Sale and all rights of Purchaser hereunder and to the Premises shall terminate and neither Seller nor Purchaser shall have any further claim against the other, or (ii) closing title in accordance with this Contract of Sale and paying in full the Purchase Price, without any abatement thereof or claim against Seller for such loss or damage (except solely that Seller shall credit the purchase price by the amount of its insurance deductible), and accepting an assignment, without recourse, of Seller's rights, if any, to any payments to be made under any applicable hazard insurance policies together with any payments under such policies made to Seller prior to the Closing and not expended to repair or replace such loss, damage or destruction, provided however that if and to the extent so provided in the Lease, the proceeds thereof and the amount of the deductible so credited against the purchase price shall be made available to Seller for restoration of the Premises together with payment by Seller to Purchaser of the amount of the applicable deductible. If Purchaser shall have failed to timely make an election pursuant to the foregoing sentence Purchaser shall be deemed to have elected to terminate this Contract of Sale in accordance with (i) above. This paragraph shall govern to the extent inconsistent with any applicable law.

18. Condemnation. As of the date hereof, Seller represents and warrants that it
    -------------
has no knowledge of any pending or contemplated condemnation proceedings affecting the Premises or any part thereof. If prior to the Closing, all of the Premises shall be taken by condemnation, eminent domain or deed in lieu thereof or such a taking shall be threatened in writing by the applicable governmental authority having jurisdiction over the Premises, this Contract of Sale shall be automatically canceled, the Downpayment together with any interest thereon shall be returned to Purchaser and thereupon neither party shall have any further liability or obligation to the other. Seller agrees not to deliver a deed in lieu or its equivalent without the prior written consent of Purchaser. If prior to the Closing date, (a) a portion, but less than all, of the Premises shall be taken by condemnation, eminent domain or deed in lieu thereof, or (b) there is any taking of the land lying in the bed of any street, road, highway or avenue open or proposed, in front of or adjoining all or any part of the Premises, (c) there is any change of grade of any street, road, highway or avenue, or (d) a taking described in (a), (b) or (c) above shall be threatened in writing by the applicable governmental authority having jurisdiction over the Premises, then in any of such events Purchaser may cancel this Contract of Sale by sending written notice thereof to Seller within thirty (30) days of Purchaser's receipt of notice of such condemnation, eminent domain, change of grade or other taking, in which event Escrow Agent shall return to Purchaser the Downpayment with interest thereon and thereupon neither party shall have any further liability or obligations to the other. If this Contract of Sale is not canceled Purchaser shall accept title to the Premises subject to the condemnation, eminent domain, taking or change of grade, in which event on the Closing Date the net proceeds of the award or payment (after payment of all actual collection costs) shall be assigned by Seller to Purchaser and net monies theretofore received by Seller in connection with such condemnation, eminent domain, taking or change of grade shall be paid over to Purchaser, provided however that if and to the extent so provided in the Lease, the proceeds thereof shall be made available to Seller for restoration of the Premises or allowed as a credit against the purchase price hereunder.

19. Apportionments. Taxes, special assessments, utilities and other charges
    ---------------
shall not be apportioned. Rent and additional rent shall under the Lease commence as of the Closing Date. Taxes, special assessments, utilities and other charges shall be paid in full through the Closing Date by Seller and thereafter by Tenant pursuant to the Master Lease.

20. Lease. The parties acknowledge that this is a sale leaseback transaction.
    ------
Accordingly, it is a condition to Purchaser's obligations hereunder that (i) on the Closing Date there shall be in full force and effect the Lease, in the form attached hereto as Exhibit B, and (ii) on the Closing Date there shall be delivered to Purchaser an estoppel certificate (and if Purchaser's lender shall so require, a subordination, non-disturbance and attornment agreement in the lender's standard form (the "SNDA")) of Seller and Guarantor (the "Estoppel Certificate") in respect of the Lease (effective as of the Closing Date) in the form attached hereto as Exhibit C and dated the Closing Date, and (iii) on the Closing Date no event shall have occurred which would by itself or with the passage of time and/or the giving of notice constitute a default of Seller under the Lease and Seller shall certify same at closing as part of the Estoppel Certificate, and (iv) on the Closing Date there shall be in full force and effect the Guaranty, in the form attached hereto as Exhibit D.

21. Potential Post-Closing Sale of a Portion of Premises by Purchaser. Seller
    ------------------------------------------------------------------
has informed Purchaser that Anderson Trucking Service, Inc. has asked Seller to sell to it approximately 20 acres of the Premises, which acreage Seller does not use. If Purchaser consummates such sale (with it being understood that Purchaser shall be under no obligation to do so), such parcel shall be removed from the Premises as covered by the Lease and the base rental payments and security deposit under the Lease shall be reduced (effective from and after the first day of the month following Purchaser's receipt of proceeds from such sale) on a pro rata basis. Although the foregoing base rent and security deposit reductions shall be self-operative and shall occur automatically if such sale is consummated, if either Seller or Purchaser shall so request, the parties shall memorialize the foregoing in a lease amendment document to be signed by the parties. This section shall survive the Closing.

22. Miscellaneous.
    --------------
A. All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered by hand or sent by United States registered or certified mail, return receipt requested, or sent by Federal Express or other overnight delivery service, to Seller at its address set forth above with a copy to Roger Noble, Esq., White & Case, LLP, 1155 Avenue of the Americas, New York, New York 10036, or at such other addresses as it may designate by notice hereunder and to Purchaser at its address set forth above (for the attention of Jeffrey Fishman) with a copy to Mark H. Lundy at Purchaser's address set forth above or at such other addresses as it may designate by notice hereunder. The address for Escrow Agent is 633 Third Avenue, New York, New York 10017. Notice shall also be sent to Harvest Partners, 280 Park Avenue, 33rd Floor, New York, New York 10017, (for the attention of Colin Farmer). The respective attorneys for Seller and Purchaser shall be authorized to give and receive any notices required or permitted to be sent hereunder and shall be permitted to agree on adjournments of the Closing Date.

B. This Contract of Sale shall be governed by and construed in accordance with the laws of the State of New York.

C. This Contract of Sale contains the entire agreement between the parties hereto in respect of the matters hereto and supersedes any prior (oral or written) agreements. This Contract of Sale has been negotiated and shall not be construed against its drafter. This Contract of Sale may not be modified nor any of its terms waived except by a writing executed by the party to be charged by such modification or waiver. If any provision hereof shall be deemed unenforceable, the remaining terms of this Contract of Sale shall be unaffected thereby and shall remain in effect. The headings used herein are for reference purposes only and shall not affect the interpretation of this Contract of Sale.

D. If either party shall employ an attorney to enforce or defend the rights of such party under this Contract of Sale, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses. This provision shall survive the Closing or earlier termination of this Contract of Sale.

E. Excepting solely for matters arising out of Purchaser's inspections of the Property and Purchaser's obligations to indemnify and hold Seller harmless pursuant to Paragraph 7 above, Seller shall indemnify, defend and hold Purchaser harmless with respect to liability from injury to persons or property at the Premises which occur prior to the Closing. This Paragraph 22E shall survive Closing and the transfer of the Premises to Purchaser.

F. Seller warrants and represents that its financial statements attached hereto as Exhibit E are true, complete and accurate in all material respects as of the date hereof. Seller agrees to deliver to Purchaser a copy of all financial statements and all filings with the Securities and Exchange Commission (other than Form 4's) which Seller may make between the date hereof and the Closing Date. In the event of a material adverse change in the financial condition of Seller between the date hereof and the Closing Date, Purchaser shall have the option (exercisable within fifteen (15) days of Purchaser's receipt of knowledge of such adverse change) to terminate this Contract of Sale in which event Escrow Agent shall refund to Purchaser, with the interest earned thereon, the Downpayment whereupon this Contract of Sale and all rights of Purchaser hereunder and to the Premises shall terminate and neither Seller nor Purchaser shall have any further claim against the other.

23. Financing. This Contract of Sale is not contingent on Purchaser obtaining
    ----------
financing. However, in the event that Purchaser determines to obtain financing, then Seller, at no out-of-pocket cost or expense to Seller agrees to provide such documentation or information to Purchaser in respect of the Premises as the prospective lender shall reasonably request.

                  Purchaser, at no out-of-pocket cost or expense to Purchaser, agrees to provide (and if Purchaser obtains mortgage financing, to also cause its lender to provide) such documentation (including without limitation a subordination, non-disturbance and attornment agreement in customary, reasonable form) to Seller and Seller's leasehold mortgagee, as they shall reasonably request.

24. SEC Reporting Compliance. Seller acknowledges that Purchaser has informed
    -------------------------
Seller that Purchaser is an affiliate of a publicly traded real estate investment trust. Accordingly, to the extent an SEC Section 314 audit shall be required by applicable law in respect of Purchaser's acquisition of the Premises, Purchaser's obligations hereunder shall be conditioned on a satisfactory SEC Section 314 audit of the Premises by Ernst & Young LLP (Purchaser's independent auditors or any successor) by the expiration of the Due Diligence Period. Seller agrees to cooperate with such auditors and to provide such information and certifications as are customarily required by Ernst & Young LLP to complete an SEC Section 314 audit. If Purchaser fails to terminate per paragraph 5b hereof, this Section 24 shall, at the expiration of the Due Diligence Period, be deemed deleted and of no force and effect.

25. Section 1031 Tax Deferred Exchange. At either party's option, the
    -----------------------------------
non-requesting party agrees to cooperate with the requesting party to qualify this transaction as a like-kind exchange of property described in Section 1031 of the Internal Revenue Code of 1986, as amended. The non-requesting party further agrees to consent to the assignment of this Contract of Sale to a "Qualified Intermediary" and/or take such other action reasonably necessary to qualify this transaction as a like-kind exchange provided that (i) such exchange shall be at the cost and expense of the requesting party, (ii) the non-requesting party shall incur no liability as a result of such exchange and
(iii) no such assignment of this Contract of Sale shall relieve the requesting party of its obligations under this Contract of Sale and the requesting party shall remain liable for the performance of its obligations hereunder including, without limitation, the representations, warranties, and covenants given by the requesting party to the non-requesting party in this Contract of Sale.

26. Confidentiality. (a) Each of Purchaser and Seller hereby agrees, for the
    ----------------
benefit of the other, that between the date hereof and the Closing Date, it will not release or cause to be released any press notices, publicity (oral or written) or advertising promotion or otherwise announce or disclose or cause to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of the transactions contemplated herein without first obtaining the express consent of the other party hereto. The foregoing shall not prohibit either of the parties hereto (a) from discussing the substance of the transaction contemplated in this Agreement or any of the terms thereof with its attorneys, accountants, professional consultants or potential lenders or potential financial partners or investors or their respective counsel or other representatives, or (b) from complying with applicable laws or by regulatory or judicial process or pursuant to any regulation promulgated by either the Securities and Exchange Commission, the New York Stock Exchange or any other public securities exchange.

                  (b) Anything to the contrary contained herein notwithstanding, the obligations of Purchaser under that certain confidentiality letter agreement dated June 18, 2004, shall survive the execution and delivery of this Agreement but shall not survive the Closing.

         IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Contract of Sale as of the date first hereinabove written.


NEW FLYER OF AMERICA, INC., as Seller


By:s/ Glenn Asham
   -------------------------
Name: Glenn Asham
      ----------------------
Title:Vice President - Finance
      ------------------------


OLP ST. CLOUD LLC, as Purchaser


By:s/ Jeffrey Fishman
   ---------------------------
Name:Jeffrey Fishman
     -------------------------
Title:President
      ------------------------


NFIL HOLDINGS CORPORATION, as Guarantor


By:s/ John Marinucci
   -----------------
Name:John Marinucci
     ---------------
Title:President and CEO
      -----------------

                               First American Title Insurance Company,
                               solely in its capacity as Escrow Agent


                                By:s/ William H. Brast
                                   -------------------
                                Name:s/ William H. Brast
                                     -------------------
                                Title: Vice President/Counsel
                                       ----------------------

                                    EXHIBIT A

                                Legal Description



         Lot One (1), Block One (1), St. Cloud I-94 Business Park 2, according to the plat thereof on file in the office of the County Recorder, Stearns County, Minnesota

                                    EXHIBIT B

                                  Form of Lease

                                    EXHIBIT C

                              Estoppel Certificate

                                    EXHIBIT D

                                Guaranty of Lease

                                 LEASE AGREEMENT






                                 By and between


                         OLP ST. CLOUD LLC, as Landlord

                                       And

                      NEW FLYER OF AMERICA, INC., as Tenant


                             As of October 18, 2004

                               TABLE OF CONTENTS:



ARTICLE 1  TERMS AND DEFINITIONS.............................................5
ARTICLE 2  DEMISED PREMISES..................................................8
   2.1  The Building and the Land............................................8
   2.2  Condition of the Premises............................................8
ARTICLE 3  LEASE TERM........................................................9
   3.1  Term.................................................................9
   3.2  Options to Extend Lease Term.........................................9
ARTICLE 4  RENTAL AND OTHER PAYMENTS.........................................11
   4.1  Minimum Annual Rent..................................................11
   4.2  Net Lease............................................................11
   4.3  Additional Rent......................................................12
ARTICLE 5  SECURITY DEPOSIT..................................................13
ARTICLE 6  USE...............................................................16
   6.1  .....................................................................16
ARTICLE 7  SERVICES AND UTILITIES............................................16
   7.1  Obtaining Utilities..................................................16
   7.2  Interruption of Services and Utilities...............................16
ARTICLE 8  INDEMNITY AND INSURANCE...........................................17
   8.1  Indemnification......................................................17
   8.2  Fire, Casualty and Other Insurance...................................17
   8.3  Tenant Insurance.....................................................18
   8.4  Liability Insurance..................................................18
   8.5  Additional Insurance.................................................19
   8.6  Form of Policies.....................................................19
   8.7  Subrogation..........................................................20
   8.8  Delivery of Policies, etc............................................20
   8.9  Separate Insurance...................................................20
ARTICLE 9  TENANT IMPROVEMENTS/ALTERATIONS...................................21
   9.1  Improvements.........................................................21
   9.2  .....................................................................22
   9.3  Construction Insurance...............................................22
ARTICLE 10  SIGNS............................................................22
   10.1  ....................................................................22
   10.2  ....................................................................23
ARTICLE 11  ASSIGNMENT AND SUBLETTING........................................23
   11.1  Restrictions........................................................23
   11.2  Procedure for Transfer..............................................23
   11.3  Effect of a Transfer................................................24
   11.4  Required Documents..................................................24
   11.5  Assignment of Subleases, etc........................................24
ARTICLE 12  REPAIRS AND MAINTENANCE..........................................24
   12.1  ....................................................................25
   12.2  ....................................................................25
   12.3  ....................................................................25
ARTICLE 13  DAMAGE OR DESTRUCTION............................................25
   13.1  Tenant to Reconstruct...............................................25
   13.2  Waiver of Statutory Provisions......................................26
   13.3  Insurance Proceeds..................................................26
   13.4  Landlord's Fees.....................................................28
ARTICLE 14  DEFAULTS; REMEDIES...............................................28
   14.1  Events of Default...................................................28
   14.2  Remedies Upon Event of Default......................................29
   14.3  Form of Payment After Default.......................................31
   14.4  Waiver of Default...................................................31
   14.5  Efforts to Relet....................................................31
ARTICLE 15  DEFAULT BY LANDLORD..............................................31
ARTICLE 16  EMINENT DOMAIN...................................................32
   16.1  Permanent Taking....................................................32
   16.2  Tenant to Reconstruct...............................................33
   16.3  Temporary Taking....................................................33
   16.4  Landlord's Fees.....................................................33
ARTICLE 17  SUBORDINATION....................................................33
ARTICLE 18  ESTOPPEL CERTIFICATES AND OTHER FINANCIAL INFORMATION............34
   18.1  Estoppel Certificates...............................................34
   18.2  Financial Statements................................................35
ARTICLE 19  LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT.............35
   19.1  Landlord's Cure.....................................................35
   19.2  Tenant's Reimbursement..............................................35
ARTICLE 20  SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES...35
   20.1  Surrender of Premises...............................................35
   20.2  Removal of Tenant Property by Tenant................................36
   20.3  Removal of Tenant's Property by Landlord............................36
   20.4  Landlord's Property.................................................36
   20.5  Landlord's Actions on Demised Premises..............................36
ARTICLE 21  MISCELLANEOUS PROVISIONS.........................................37
   21.1  Severability........................................................37
   21.2  Entire Agreement....................................................37
   21.3  Compliance With Law, Insurance Requirements, etc....................37
   21.4  Late Charges........................................................38
   21.5  Sale of Demised Premises by Landlord................................38
   21.6  Holdover by Tenant..................................................39
   21.7  Quiet Enjoyment.....................................................39
   21.8  Entry by Landlord...................................................39
   21.9  Cumulative Rights...................................................40
   21.10  Time...............................................................40
   21.11  Relationship of Parties............................................40
   21.12  Exculpation........................................................40
   21.13  Memorandum of Lease................................................40
   21.14  Notices............................................................41
   21.15  Successors.........................................................41
   21.16  Captions...........................................................41
   21.17  Joint and Several..................................................41
   21.18  Authority..........................................................41
   21.19  Attorney's Fees....................................................41
   21.20  Waiver of Jury Trial...............................................41
   21.21  Governing Law......................................................42
   21.22  Brokers............................................................42
   21.23  Mechanics' Liens...................................................42
   21.24  Intentionally omitted
   21.25  Bankruptcy Protections.............................................42
   21.26  Environment........................................................43

                                 LEASE AGREEMENT



         This LEASE AGREEMENT (this "Lease") is made and entered into as of this 18 day of October, 2004 by and between OLP ST. CLOUD LLC, a limited liability company having an address at Suite 303, 60 Cutter Mill Road, Great Neck, New York 11021 ("Landlord") and NEW FLYER OF AMERICA, INC., a North Dakota corporation having an address at 609 Marin Avenue, Crookston, Minnesota 56716-2909 ("Tenant").

                              W I T N E S S E T H :

         WHEREAS, pursuant to a sale leaseback transaction, Landlord has this date acquired that certain parcel(s) of land (the "Land") containing approximately 77.11 acres, such Land being improved by a no less than 338,000 square foot (above grade) manufacturing facility, together with all other buildings and other improvements now or hereafter located thereon, all commonly known as and located at 6200 Glenn Carlson Drive, St. Cloud, Minnesota and more particularly described on Exhibit A attached hereto and made a part hereof (such Land and the Building (hereafter defined), together with all easements and appurtenances relating thereto, being collectively referred to herein as the "Demised Premises"); and

                  WHEREAS, as a condition to Landlord's acquisition of the Demised Premises and of Tenant's disposition of the Demised Premises, Landlord now desires to lease the Demised Premises to Tenant and Tenant now desires to lease the Demised Premises from Landlord all upon the terms and conditions herein set forth.

                  NOW, THEREFORE, in consideration of the mutual premises herein set forth, the sufficiency of which being hereby acknowledged, the parties hereto do hereby agree as follows:


                                    ARTICLE 1

                              TERMS AND DEFINITIONS

                  For purposes of this Lease, the following terms shall have the following meanings:

"Broker":                           None.

"Building":                         All buildings and other  improvements  now
                                    or hereafter located on the Land, which Landlord shall own, together with all appurtenances thereto.

"FIN 46R": FASB Interpretation No. 46, Consolidation of Variable Interest Entities (Revised), an interpretation of ARB No. 51, Consolidated Financial Statements, issued by the Financial Accounting Standards Board on January 17, 2003 (as amended December 15,
                                    2003), together with any related
                                    interpretative guidance published or to be published by the Financial Accounting Standards Board.

"Lease Commencement
 Date":                             Shall be the date hereof.

"Lease Term":                       A period of time commencing on the Lease
                                    Commencement Date and ending on October 31,
                                    2024, as same may be extended as provided herein (See Article 3).
"Minimum Annual
  Rent":                            Minimum Annual Rent per annum for the
                                    Demised  Premises  for the initial  Lease
                                    Term shall commence on the date hereof and shall be as follows (See also Article 4):

    Lease Year         Minimum Annual Rent             Monthly Rent
    ----------         -------------------             ------------
        1                 $ 1,530,000.00               $ 127,500.00
        2                 $ 1,560,600.00               $ 130,050.00
        3                 $ 1,591,812.00               $ 132,651.00
        4                 $ 1,623,648.24               $ 135,304.02
        5                 $ 1,656,121.20               $ 138,010.10
        6                 $ 1,689,243.63               $ 140,770.30
        7                 $ 1,723,028.50               $ 143,585.71
        8                 $ 1,757,489.07               $ 146,457.42
        9                 $ 1,792,638.85               $ 149,386.57
        10                $ 1,828,491.63               $ 152,374.30
        11                $ 1,865,061.46               $ 155,421.79
        12                $ 1,902,362.69               $ 158,530.22
        13                $ 1,940,409.95               $ 161,700.83
        14                $ 1,979,218.15               $ 164,934.85
        15                $ 2,018,802.51               $ 168,233.54
        16                $ 2,059,178.56               $ 171,598.21
        17                $ 2,100,362.13               $ 175,030.18
        18                $ 2,142,369.37               $ 178,530.78
        19                $ 2,185,216.76               $ 182,101.40
        20                $ 2,228,921.10               $ 185,743.43


"Rent Commencement
  Date":                       Shall be the date hereof.

"Security Deposit":            Initially $255,000, subject to increase as set
                               forth herein (See also Article 5).

Address for Notices
  (Section 21.15):

                  To Landlord:              OLP ST. CLOUD LLC
                                            60 Cutter Mill Road
                                            Suite 303
                                            Great Neck, New York 11021
                                            Attention:  Jeffrey Fishman

                  With a copy to:           OLP ST. CLOUD LLC
                                            60 Cutter Mill Road
                                            Suite 303
                                            Great Neck, New York 11021
                                            Attention:  Richard M. Figueroa

                  And a copy to:            David H. Cohen, Esq.
                                            Morritt Hock Hamroff & Horowitz
                                            400 Garden City Plaza
                                            Garden City, NY 11530

                  To Tenant:                New Flyer of America, Inc.
                                            609 Marin Avenue
                                            Crookston, Minnesota 56716-2909
                                            Attention: Glenn Asham,
                                            Vice President of Finance

                  With a copy to:           NFIL Holdings Corporation
                                            609 Marin Avenue
                                            Crookston, Minnesota 56716-2909
                                            Attention: Glenn Asham,
                                            Vice President of Finance

                  And a copy to:            Harvest Partners
                                            280 Park Avenue, 33rd Floor
                                            New York, New York 10017
                                            Attention: Colin Farmer,
                                            Vice President



                  And a copy to:            White & Case
                                            1155 Avenue of the Americas
                                            New York, New York 10036
                                            Attention:  Roger Noble, Esq.

                                    ARTICLE 2

                                DEMISED PREMISES

         2.1      The Demised Premises.  Upon and subject to the terms,
                  --------------------
covenants and conditions hereinafter set forth, Landlord hereby leases and demises to Tenant and Tenant hereby hires from Landlord the Demised Premises.

         2.2 Condition of the Premises. Tenant expressly understands and agrees
             -------------------------
and acknowledges that Landlord would not have entered this Lease or acquired the Demised Premises without the express provisions of this Paragraph 2.2. It is understood that the Demised Premises and all improvements and fixtures (including, without limitation, the Building) shall be delivered "AS IS" in their present condition and with all faults, whether latent or patent, foreseeable or unforseeable. Landlord shall not be liable for any latent or patent defects in the Demised Premises. Tenant acknowledges that neither Landlord nor any of its representatives, employees, officers, directors, shareholders, trustees, members, partners, counsel or agents has made any representations or warranties as to the physical condition, state of repair, tenancy, income, expenses or operation of the Demised Premises. Tenant acknowledges that it has not relied on any representations, warranties or "broker set-ups" in its decision to lease the Demised Premises in accordance with the terms hereof and also acknowledges that Tenant is intimately familiar with the Demised Premises due to its previous ownership and occupancy of same.

              In particular, Landlord is unwilling to make and does not make any representations or warranties in respect of (i) the physical condition of the Demised Premises (including, without limitation, in respect of the presence, non-presence or condition of hazardous, toxic or other environmentally sensitive materials or substances), (ii) the compliance or non-compliance of the Demised Premises with applicable laws (including, without limitation, those relating to the protection of the environment or the safety of employees or workers), (iii) the revenues, income or expenses of the Demised Premises, (iv) the adequacy or inadequacy of the utilities, if any, provided to the Demised Premises, (v) the zoning of the Demised Premises or (vi) any other matter concerning the Demised Premises. Tenant acknowledges the foregoing and warrants and represents that it (or its principal officers if Tenant shall be an entity) has had sufficient time and opportunity to inspect the Demised Premises and other matters deemed important to Tenant, that it (or its principal officers if Tenant shall be an entity) is experienced in owning real property similar to the Demised Premises, that it is represented by advisors and counsel of its choosing and that Tenant is intimately familiar with the Demised Premises due to its previous ownership and occupancy of same.



                                    ARTICLE 3
                                    ---------

                                   LEASE TERM
                                   ----------

         3.1 Term. The terms and provisions of this Lease shall be effective as
             -----
of the Lease Commencement Date. The Lease Term shall commence on the Lease Commencement Date and shall terminate on the last day of the Lease Term, unless this Lease is properly and timely extended as provided below or shall sooner terminate as hereinafter provided. For purposes of this Lease, a "Lease Year" shall mean any consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and shall end on October 31, 2005; and further provided that the last Lease Year of the Lease Term shall end on the last day of the Lease Term.

         3.2 Options to Extend Lease Term.
             ----------------------------

                  3.2.1 Provided that the Lease then remains in full force and effect, and further provided that at the time of the exercise of any option granted pursuant to this Section 3.2, or the commencement of any extension term, Tenant shall not then be in default of any of the terms, covenants and conditions of this Lease beyond any applicable notice and/or cure period (and, in the event that Tenant has elected to deliver the Letter of Credit (hereafter defined) in lieu of a cash Security Deposit as permitted by Section 5.3 below, then further provided that Tenant shall have delivered a replacement Letter of Credit meeting all of the requirements of Section 5.3), then Tenant may extend the Lease Term for three (3) additional successive ten (10) year periods. Tenant may exercise each such option to extend the Lease Term only by delivering to Landlord written notice of such exercise not less than twelve (12) months prior to the expiration of the original Lease Term or the applicable option period, as the case may be. Once exercised, such election shall be irrevocable.

                  3.2.2 Should Tenant exercise any option to extend the Lease Term granted hereunder in accordance with Section 3.2.1, the Tenant's use and occupation of the Demised Premises shall, during each extended Lease Term, be upon the same terms, covenants and conditions contained herein, except that Tenant shall be required to pay Minimum Annual Rent in the amounts set forth in
Section 3.2.4 below.

                  3.2.3 In the event that Tenant fails to timely exercise any option to extend the Lease Term as described herein in accordance with Section 3.2.1, then Tenant shall be deemed to have irrevocably waived and forfeited any and all rights to extend the Lease Term, and the provisions of this Section 3.2 shall, at such time, be automatically deemed null and void, of no further force and effect, and shall be deemed deleted from this Lease.

                  3.2.4 If Tenant exercises its option(s) to extend the Lease Term as aforesaid in accordance with Section 3.2.1, then in addition to all other obligations and covenants of Tenant contained in this Lease, Tenant shall pay Minimum Annual Rent during each applicable extended term in the following amounts:

         (i) for the first Lease Year in any such extended term, in an amount equal to the then Minimum Annual Rent (as previously adjusted) payable for the immediately preceding Lease Year plus two percent (2%) and (ii) for each subsequent Lease Year in such extended term in an amount equal to the then Minimum Annual Rent (as previously adjusted) payable for the immediately preceding Lease Year plus the applicable Inflation Adjustment (as described below) but in no event less than the Minimum Annual Rent (as previously adjusted) payable for the immediately preceding Lease Year.

"Inflation Adjustment" means, with respect to any amount of Minimum Annual Rent
----------------------
to be so adjusted, an amount equal to the product of (a) the then Minimum Annual Rent for the immediately preceding Lease Year and (b) a fraction, (i) the numerator of which is the amount, if any, by which (A) the Consumer Price Index for the calendar month in which the last day of the last full calendar month of the immediately preceding Lease Year falls exceeds (B) the Consumer Price Index for the calendar month in which the last day of the last full calendar month immediately preceding the commencement of the preceding Lease Year falls, and
(ii) the denominator of which is the Consumer Price Index for the calendar month in which the last day of the last full calendar month immediately preceding the commencement of the preceding Lease Year falls.

"Consumer Price Index" shall mean the Consumer Price Index for All Urban
----------------------
Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York - Midwest urban area, all Items (1982-1984=100), or any successor index thereto, appropriately adjusted. If the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as selected by Landlord and reasonably acceptable to Tenant, as appropriately adjusted, shall be substituted for the Consumer Price Index.

         Any and all Additional Rent that becomes due and payable during any extension of the Lease Term shall continue to be paid in addition to the Minimum Annual Rent as calculated herein during any extended Lease Term, as well as any other sums that become due and payable in accordance with the terms hereof.

                                    ARTICLE 4
                                    ---------

                            RENTAL AND OTHER PAYMENTS
                            -------------------------

         4.1 Minimum Annual Rent. Tenant agrees to pay the Minimum Annual Rent
             --------------------
to Landlord at Landlord's address set forth herein, or such other place as Landlord may from time to time designate and at the times and in the manner herein provided. Commencing on the Rent Commencement Date, Minimum Annual Rent shall be payable by Tenant to Landlord in advance in twelve (12) equal monthly installments on the first day of each calendar month, without demand, notice, abatement or offset whatsoever, provided that if a rental payment date (including the Rent Commencement Date) falls on a day of the month other than the first day of such month, or if any rental payment is for a period which is shorter than one month, then the Minimum Annual Rent for such fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month (or to the end of the Lease Term, if applicable) at a rate per day which is equal to 1/360 of the Minimum Annual Rent then in effect and provided further that Minimum Annual Rent for the period from the Rent Commencement Date through the end of the month in which the Rent Commencement Date occurs as well as Minimum Annual Rent for the first full calendar month of the initial Lease Term shall be paid by Tenant on the Rent Commencement Date. If the last Lease Year contains more than twelve (12) calendar months, then the Minimum Annual Rent for the extra time period shall be prorated based upon the Minimum Annual Rent for the first twelve (12) calendar months of the last Lease Year. All other payments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis. Minimum Annual Rent shall be paid in the amounts set forth in
Article 1 above for each Lease Year during the initial Lease Term or such amounts as are set forth in Section 3.2.4 above for any option term.

         4.2 Net Lease. The parties acknowledge and agree that this Lease is and
             ----------
is intended to be a triple net lease and the parties hereto intend that Landlord shall receive all Minimum Annual Rent and all Additional Rent and all other sums payable hereunder free and clear of any and all liability or responsibility of Landlord for real property taxes, liens, charges or expenses, offsets or similar impositions or charges upon the Demised Premises of any nature whatsoever. Tenant shall pay all items of expenses and damage that are attributable to Tenant and/or its use and/or possession of the Demised Premises and which, except for the execution of this Lease, would have been chargeable against the Demised Premised and payable by the Landlord. Tenant agrees to promptly reimburse Landlord for all out-of-pocket attorneys' fees and disbursements reasonably incurred by Landlord in connection with reviewing, approving and consenting to any sublease or other Transfer documents after the date hereof. Tenant understands and agrees that Landlord is to have no obligation whatsoever under this Lease or otherwise in respect of the repair, operation, maintenance and/or replacement of the Demised Premises or for the quality or compliance with applicable law of its construction (or in either case, the lack thereof), all such obligations being the sole responsibility of the Tenant, at Tenant's sole cost and expense.

         4.3 Additional Rent. A. Tenant shall pay or cause to be paid to
             ----------------
Landlord, commencing on the date hereof and thereafter on the first day of each month during the Lease Term (as same may be extended), such amounts as Landlord from time to time estimates as necessary to create and maintain a reserve fund to be held by Landlord (or its lenders or ground lessors), without interest, from which to pay all impositions of any kind whatsoever due against the Demised Premises one month prior to the date same become due without interest or penalty (including without limitation all real estate taxes, sales taxes, rent taxes, assessments, liens and charges on or against the Demised Premises or any part thereof or relating in any way to the operations at the Demised Premises), all water/sewer charges and all premiums for insurance required to be maintained by Tenant under this Lease (collectively, "Impositions"). In the event of any default under the terms of this Lease, any part or all of such reserve fund may be applied in such fashion as Landlord may determine and Landlord shall be entitled to refuse to disburse such deposits following any such default. If one month prior to the due date of any such Impositions the amount then on deposit therefor shall be insufficient for the payment of such obligation in full, Tenant, within five (5) days after written notice from Landlord, shall deposit the amount of the deficiency with Landlord. Until expended or applied as above provided, any amounts in the reserve fund pursuant to this Section 4.3 (and all amounts held by or for Landlord relating to insurance or condemnation proceeds) shall constitute additional security for the payment and satisfaction of all of Tenant's obligations hereunder. The reserve fund (including all amounts held by or for Landlord relating to insurance or condemnation proceeds) shall not constitute a trust fund and may be commingled with other monies held by Landlord. No earnings or interest on the reserve fund (or on any amounts held by or for Landlord relating to insurance or condemnation proceeds) shall be payable to Tenant. Notwithstanding the forgoing, if and for so long as Tenant has delivered to Landlord evidence reasonably satisfactory to Landlord that all premiums for all insurance required to be maintained by Tenant pursuant to the terms of this Lease are paid current and all required policies are in full force and effect, then Landlord shall waive the requirement for reserves for insurance premiums as set forth in this Paragraph 4.3; with it being understood and agreed that in the event that Tenant shall fail to deliver such evidence to Landlord then, in addition to any and all other rights and remedies that may be available to Landlord at law, equity or under this Lease as a result of same, Tenant shall thereafter, promptly upon notice from Landlord, be required to make payments to the reserve fund for insurance premiums in the amounts and according to the procedures for same as set forth above until such time as such evidence is delivered to Landlord.

         B. Any and all sums due under this Lease from Tenant to Landlord (other than the Minimum Annual Rent) shall be deemed "Additional Rent" hereunder. A failure to pay Additional Rent shall have the same effect and shall be treated identically to a failure to pay Minimum Annual Rent, as all such sums are hereby considered "rent".

          C. Except as otherwise specifically noted in A above, Tenant will pay or cause to be paid when due and payable all real estate taxes, sales taxes, rent taxes, assessments (including, but not limited to, all assessments for public improvements or benefits and any payable in installments shall nonetheless be paid at once), liens, water and sewer rates, common area maintenance charges, charges or expenses due under any Restrictions (hereafter defined), vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Demised Premises if and to the extent applicable, charges for public or private utilities, license permit fees, inspection fees and other governmental levies or payments, of every kind and nature whatsoever, general and special, ordinary and extraordinary, unforeseen as well as foreseen, which at any time may be assessed, levied, confirmed, imposed or which may become a lien upon the Demised Premises or any portion thereof, or which are payable with respect thereto, or upon the occupancy, operation, use, possession or activities thereof, whether any or all of the same be levied directly or indirectly, and all taxes, assessments or charges which may be levied on this Lease or the rents payable in connection herewith (specifically excluding, however, Landlord's income taxes). Tenant will deliver to Landlord, upon request, copies of official receipts or other satisfactory proof evidencing such payments.


                                    ARTICLE 5
                                    ---------

                                SECURITY DEPOSIT
                                ----------------

                  5.1. Initial Security Deposit; Increases. Simultaneously with
                       ------------------------------------
Tenant's execution of this Lease, Tenant has deposited with Landlord the initial sum of $255,000 (which sum is equal to two months Minimum Annual Rent at the current rate and which sum shall be supplemented by Tenant from time to time within five days after demand from Landlord as necessary to ensure that all times during the Lease Term (as same may be extended), Landlord shall be holding an amount equal to two months Minimum Annual Rent at the then-current rate), which shall be held by Landlord as security (the "Security Deposit") for Tenant's performance of all of its obligations under this Lease. If Tenant defaults in the performance of its obligations under any of the terms, provisions and conditions of this Lease beyond applicable notice and/or cure periods, including, but not limited to, the payment of any installment of Minimum Annual Rent and/or Additional Rent, Landlord may at its option use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any such installment and/or any other sum as to which Tenant is in default or for any sum which Landlord may expend, have expended or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants, and conditions of this Lease, including but not limited to, any damages or deficiency in the re-letting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord, whereupon Tenant shall promptly deposit such sums with Landlord sufficient to restore the Security Deposit to the amount required hereunder (i.e., two months Minimum Annual Rent at the then-current rate). If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, then the Security Deposit (with accrued interest, if any) shall be returned to Tenant within 30 days after the expiration of the Lease Term and surrender and delivery of possession of the Demised Premises to Landlord in the condition required by this Lease. In the event of a sale of the Demised Premises, Landlord shall have the right to transfer the security to the transferee, and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit, and Tenant agrees to look solely to the new Landlord for the return of said Security Deposit. The provisions hereof shall apply to each and every transfer or assignment made of the Security Deposit to a new Landlord/transferee. Tenant shall not assign or encumber or attempt to assign or encumber the Security Deposit, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Landlord shall hold the cash Security Deposit in an interest-bearing account with any interest being added to the Security Deposit (and with Tenant being responsible for payment of any and all income taxes thereon); however, Landlord shall not be responsible for ensuring any minimum rate of interest on such cash Security Deposit nor shall Landlord be responsible or liable for the failure of any institution in which such cash Security Deposit has been deposited.

         5.2. Guaranty; Restrictions on Transfers by Guarantor. Simultaneously
              -------------------------------------------------
with the execution and delivery of this Lease and as an inducement to Landlord to enter into this Lease, NFIL Holdings Corporation (the "Guarantor") has executed and delivered to Landlord a Guaranty (the "Guaranty") of all of the Tenant's obligations under this Lease. Tenant acknowledges and confirms that the Guaranty contains certain restrictions on assignments of the Guaranty by Guarantor and certain restrictions on certain other prohibited transfers of equity interests in Guarantor, all as more particularly set forth in paragraph 8 of the Guaranty. Tenant confirms, acknowledges and agrees that a breach of the terms and provisions of paragraph 8 of the Guaranty shall constitute an Event of Default under this Lease entitling Landlord to exercise any and all remedies available to Landlord whether under this Lease or at law and/or equity.

         5.3. Letter of Credit. At Tenant's option, simultaneously with Tenant's
              -----------------
execution and delivery of this Lease, Tenant may elect (in lieu of a cash deposit) to post the Security Deposit required by this Article 5 by delivering to Landlord an irrevocable, standby letter of credit issued in favor of Landlord, such letter of credit to be an "evergreen" letter of credit having an initial expiration date not earlier than one year following the date of this Lease and with provision for automatic one-year renewals thereafter, such letter of credit to at all times be in an amount at least equal to the amount of the Security Deposit then required pursuant to the terms of this Article 5 (the "Letter of Credit"). The Letter of Credit shall also require the issuing bank to deliver to Landlord written notice of any non-renewal no less than sixty days prior to the then extant expiration date thereof, in which event Tenant shall immediately on demand from Landlord deliver either a replacement Letter of Credit satisfying all of the conditions of this Section 5.3 or deliver to Landlord cash security, in each case in the amount then required by this Article 5, with it being further understood and agreed that any failure by Tenant to make such delivery to Landlord shall entitle Landlord to immediately draw upon the full amount of such Letter of Credit. The Letter of Credit shall be payable on Landlord's sight draft and must be issued by and drawable on a New York branch of a commercial bank reasonably acceptable to Landlord and must otherwise be in form and substance reasonably acceptable to Landlord (including, without limitation, that same be transferable by Landlord). In the event that Landlord draws on the Letter of Credit pursuant to this Article 5, then Tenant shall promptly deliver to Landlord a replacement Letter of Credit (meeting all of the requirements of this Article 5) or a cash deposit, in either case for the amount(s) so drawn such that at all times Landlord shall be holding a Security Deposit in the amount required by this Article 5. In the event that the amount of the Security Deposit required under this Lease increases pursuant to the terms of Section 5.1 above and Tenant shall fail to increase the Letter of Credit as required (or deliver to Landlord a supplemental Letter of Credit meeting all of the requirements of this Section 5.3 such that the total security being held by Landlord is equal to the amount of security required by this
Article 5) or else deliver to Landlord the required increased amount by means of a cash deposit, in each case within the time frame required by this Article 5, then such failure shall constitute an Event of Default under this Lease and, in addition to all of Landlord's other rights and remedies available upon an Event of Default, if the security has been posted in the form of a Letter of Credit as permitted hereby then Landlord shall have the right to immediately draw the full amount of the Letter of Credit (it being understood that same shall not operate to cure such Event of Default).





                                    ARTICLE 6
                                    ---------

                                       USE
                                       ---

         6.1 Subject to Tenant's compliance with Legal Requirements and the Restrictions (both as hereafter defined), Tenant shall use the Demised Premises for any and all lawful uses; provided, however, that under no circumstances shall the Demised Premises or any portion thereof be used for any use that in Landlord's reasonable judgment would be likely to cause damage to the Demised Premises or any portion thereof or any equipment, facilities or other systems therein. Further, neither the Demised Premises nor any portion thereof shall be used as a massage parlor or establishment for the sale of pornographic materials. Tenant shall also not use the Demised Premises, nor any portion thereof, for any unlawful business, use or purpose nor any business, use or purpose deemed by Landlord (in Landlord's reasonable discretion) to be disreputable or extra-hazardous. Tenant shall also not use or occupy the Demised Premises, nor any portion thereof, in violation of any certificate of occupancy, if any, issued for the Demised Premises. Tenant shall not use or occupy the Demised Premises nor do or permit anything to be done thereon in any manner that will cause structural injury to the Demised Premises, or which would constitute a public or private nuisance, and Tenant agrees not to cause or allow a nuisance to third parties in respect of the operations at the Demised Premises.

                                    ARTICLE 7
                                    ---------

                             SERVICES AND UTILITIES
                             ----------------------

         7.1 Obtaining Utilities. Tenant agrees, at its sole cost and expense,
             --------------------
to arrange for the hooking up of, and the connection to, all utilities to the Demised Premises to the extent that Tenant desires such utility service, including meters, and Tenant shall directly pay for the use of all such utilities obtained by Tenant. In the event that any utilities are billed directly to Landlord, whether sub-metered or otherwise, then and in that event Tenant shall pay to Landlord immediately upon demand all of such expenses. Tenant acknowledges that Landlord shall have no responsibility or liability to Tenant whatsoever for the provision or supply of utilities to the Demised Premises, or for the cost of any such utilities, all of same being the sole responsibility of Tenant.

         7.2 Interruption of Services and Utilities. Landlord shall not be
             ---------------------------------------
liable for, and Tenant shall not be entitled to any reduction of the Minimum Annual Rent or of the Additional Rent on account of Tenant's failure to receive any utility service on account of accident, breakage, when such failure is caused by acts of God, war, repairs, strikes, lockouts or other labor disturbances or disputes, unavailability of materials or labor, or by any other cause whatsoever, or by rationing or restrictions on the use of said services and utilities due to energy shortages, war or any other reason, or the making of repairs, alterations or improvements to the Demised Premises or Building. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish or receive any of the foregoing services or utilities, and Tenant shall not be relieved of its obligation to pay the full Minimum Annual Rent or any Additional Rent by reason thereof.

                                    ARTICLE 8
                                    ---------

                             INDEMNITY AND INSURANCE
                             -----------------------

         8.1 Indemnification. Landlord shall not be liable for and Tenant hereby
             ----------------
relinquishes any claims against Landlord (and the lessor or lessors under all ground or underlying leases and the holder of any mortgage or deed of trust encumbering Landlord's interest in the Demised Premises and all of their shareholders, members, partners, officers, directors, trustees, employees, agents or representatives (collectively, "Landlord's Affiliates")) for damage to any property, improvements, fixtures, equipment and/or personal property, and for any illness or death of any person in, upon, or about the Demised Premises arising at any time and from any cause whatsoever other than damages proximately caused by reason of the breach of this Lease by Landlord or the willful misconduct or gross negligence of Landlord or Landlord's Affiliates. Tenant shall indemnify, defend, and protect Landlord and Landlord's Affiliates, and hold Landlord and Landlord's Affiliates harmless from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) (hereinafter collectively referred to as "Claims") incurred in connection with or arising from any cause in, on or about the Demised Premises, including, without limiting the generality of the foregoing (but specifically excluding Claims arising as the proximate result of the breach of this Lease by Landlord or the willful misconduct or gross negligence of Landlord or Landlord's Affiliates): (i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, (ii) the use or occupancy of the Demised Premises by any party, (iii) the condition of the Demised Premises or any occurrence or happening in the Demised Premises from any cause whatsoever and (iv) any acts, omissions or negligence of any party in, on or about the Demised Premises, either prior to or during the Lease Term or any extensions thereof, including, without limitation, any acts, omissions or negligence in the making or performance of any alterations. Tenant further agrees to indemnify and save harmless Landlord and Landlord's Affiliates, from and against any and all Claims incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy, condition, occurrence, happening, act, omission or negligence referred to in the preceding sentence or otherwise at, on or about the Demised Premises (provided such Claims do not arise as a result of the breach of this Lease by Landlord or the willful misconduct or gross negligence of Landlord or Landlord's Affiliates). The provisions of this Section 8.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination. Landlord shall have the right to undertake, control and conduct, through counsel of its own choosing and at the sole cost and expense of Tenant, the conduct and settlement of any Claim giving rise to indemnification hereunder, and the Tenant shall cooperate with the Landlord in connection therewith.

         8.2 Fire, Casualty and Other Insurance. Tenant shall maintain, at its
             -----------------------------------
sole cost and expense, (a) insurance with respect to all of the Demised Premises (including the Building, all other improvements now or hereafter located on any portion of the Demised Premises and Tenant's personal property and equipment) against loss or damage by perils customarily included under standard "all-risk" policies (at a minimum, such policy shall cover the perils insured under the ISO special causes of loss form CP1030), in amounts sufficient to prevent Tenant or Landlord from becoming a co-insurer of any partial loss under the applicable policies and with an actual replacement value endorsement. Tenant shall also maintain, at its sole cost and expense, separate (or as part of the property insurance referred to above) (a) explosion insurance in respect of any steam and pressure boilers and similar apparatus located in the Demised Premises in such amounts as are usually carried by persons operating similar properties in the same general locality, but in any event in an amount not less than $10,000,000,
(b) flood and/or earthquake hazard insurance (if required by Landlord in its good faith determination), (c) worker's compensation and employers liability insurance to the full extent required by applicable law for all employees of Tenant engaged in any work on or about the Demised Premises, (d) business interruption and extra expense insurance in an amount equal to the loss of gross earnings and rental value and the extra expense that could result from the cessation of the business conducted by Tenant at the Demised Premises for a period of at least 12 months due to loss or damage resulting from any of the risks referred to in the clauses (a) through (d), which business interruption insurance may be subject to a deductible (or an exclusion) not exceeding the first five days following each loss, (e) to the extent not already provided for the direct benefit of Landlord pursuant to (d) above, rental interruption insurance in an amount equal to the Minimum Annual Rent and the Additional Rent for a period of at least 12 months due to loss or damage resulting from any of the risks referred to in the clauses (a) through (d), which rental interruption insurance may be subject to a deductible (or an exclusion) not exceeding the first five days following each loss and (f) all-risk builders' risk insurance with respect to the Demised Premises during any period in which there is any construction occurring at the Demised Premises, against loss or damage by fire and such other risks, including vandalism, malicious mischief and sprinkler leakage, as are included in so-called "extended coverage" clauses at the time available with respect to similar property, in an amount not less than the value of the alterations and/or additions made to the Demised Premises when the work is not insured under Tenant's property insurance. During the Lease Term Tenant shall also carry and maintain, at Tenant's sole cost and expense, Umbrella Liability Insurance with a limit no less than $15,000,000, providing excess coverage over all limits and coverages noted elsewhere herein, written on an "occurrence" basis.

         8.3 Insurance on Tenant's Fixtures and Leasehold Improvements. Tenant
             ----------------------------------------------------------
shall obtain and maintain throughout the Lease Term, at its sole cost and expense, a policy or policies of standard fire, extended coverage and special extended coverage insurance ("All Risks"), including a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage in an amount equal to the full replacement value new without deduction for depreciation of all fixtures, furniture and leasehold improvements installed in the Building and all alterations and additions thereto, and replacement cost insurance on all plate or tempered glass in or enclosing the Demised Premises.

         8.4 Liability Insurance. Tenant shall obtain and maintain throughout
             --------------------
the Lease Term, at Tenant's sole cost and expense, comprehensive general liability insurance, including public liability and property damage insurance in the amount of no less than Ten Million Dollars ($10,000,000) per occurrence for personal injuries or deaths of persons occurring in or about the Demised Premises including a Broad Form Comprehensive General Liability endorsement covering the performance of Tenant of the indemnity agreements set forth in
Section 8.1 hereof, and no less than Ten Million Dollars ($10,000,000) general aggregate limit per location.

         8.5 Additional Insurance. Tenant shall carry and maintain during the
             ---------------------
Lease Term, at its sole cost and expense, such other types of insurance coverage and in such amounts covering the Demised Premises and Tenant's operations therein, as may be reasonably requested by Landlord or Landlord's lender on the Demised Premises so long as such other insurance is customarily required to be carried on similar properties by Institutional Lenders. Tenant shall also be required to carry and maintain during the Lease Term, at its sole cost and expense, environmental liability insurance with limits no less than $10,000,000 each incident, covering on-site cleanup of pre-existing conditions, on-site cleanup of new conditions, third party claims for on-site bodily injury and/or property damage, third party claims for off-site cleanup resulting from pre-existing and/or new conditions and third party claims for off-site bodily injury and/or property damage (such coverage to also specifically include business interruption, actual loss or rental value). No exclusions shall pertain to underground or above ground storage tanks known to the Tenant and not reported to the insurer, and said policy shall be endorsed to name Landlord as "Additional Insured".

         8.6 Form of Policies. The minimum limits of policies of insurance
             -----------------
required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) (with respect to the casualty and liability insurance required to be maintained by Tenant hereunder), name Landlord and Landlord's lender(s) and ground lessor(s) as additional insureds as their respective interests may appear, including without limitation one or more loss payee endorsements on the property insurance in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Demised Premises or the ground or underlying lessors of the Land, or any portion thereof, (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 8.1 of this Lease, (iii) be issued by an insurance company having a rating of not less than 10 in the most current edition of A.M. Best's Property-Casualty Key Rating Guide or which is otherwise acceptable to Landlord and licensed to do business in the State in which the Demises Premises is located, (iv) be primary insurance as to all claims thereunder and that any insurance carried by Landlord is excess and non-contributing with any insurance requirement of Tenant, (v) provide that said insurance shall not be cancelled or coverage materially modified unless thirty (30) days' prior written notice shall have been given by such insurer to Landlord and any lender or ground lessor of Landlord's of which such insurer shall have been given notice and address and shall also require such insurer to deliver notice to Landlord of any non-payment of the applicable insurance premium, (vi) contain in the liability insurance policy a cross liability endorsement or severability of interest clause acceptable to Landlord and (vii) shall not have a deductible in excess of (A) $100,000 with respect to comprehensive general liability insurance (provided, however, that if and so long as the Guarantor's Net Worth (as such term is defined in the Guaranty) shall be equal to or greater than the Minimum Net Worth (as such term is defined in the Guaranty), then a deductible of $150,000 shall be permitted with respect to such liability insurance), (B) $250,000 with respect to "all-risk" property insurance (provided, however, that if and so long as the Guarantor's Net Worth shall be equal to or greater than the Minimum Net Worth, then a deductible of $500,000 shall be permitted with respect to such property insurance) and (C) $25,000 (or such lower amount as may be expressly provided in this Lease with respect to a particular coverage) with respect to the other insurance coverages required to be maintained by Tenant under this Lease (or such higher commercially reasonable deductible amounts as may be acceptable to Landlord provided such higher deductible is consistent with then-prevailing commercial practice). Tenant shall, at Tenant's sole cost and expense, comply with all insurance company requirements pertaining to the Demised Premises. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body. Landlord shall be entitled from time to time to increase any or all of the minimum insurance coverages provided for in this Lease to such higher amounts as Landlord shall deem, in its reasonable determination consistent with then-prevailing commercial practice, to be appropriate. Tenant shall have the right to provide insurance coverage for which it is obligated pursuant to Article 8 in a blanket policy, provided such blanket policy expressly affords coverage in the Demised Premises and to Landlord (and Landlord's lender, if any) as required herein and that such coverage shall be property specific and shall not be limited in amount by claims at other properties under such blanket insurance policy.

         8.7 Subrogation. Tenant agrees to waive any right it may have against
             ------------
Landlord by way of subrogation and shall obtain a waiver from its respective insurance company(ies) of any rights of subrogation that such company(ies) may have against Landlord. In the event that Landlord shall, in its sole discretion, elect to obtain insurance coverage(s) in respect of the Demised Premises (it being acknowledged and understood that Landlord is not obligated to obtain any such insurance), then in that event Landlord shall waive any right it may have against Tenant by way of subrogation and shall obtain a waiver from its insurance company(ies) of any rights of subrogation that such company(ies) may have against Tenant.

         8.8 Delivery of Policies, etc. Tenant will deliver, or cause to be
             --------------------------
delivered, to Landlord, on or before the Lease Commencement Date and no later than 30 days prior to the expiration of any policy, a binder or certificate of the insurer evidencing the replacement thereof and not later than 15 days prior to the expiration of such policy, (a) at the written request of Landlord, the original or true copies of all policies evidencing all insurance required to be maintained under this Article 8 and (b) at the written request of Landlord, evidence as to the payment of all premiums due thereon (with respect to public liability insurance policies, all installments for the current year due thereon to such date), provided that Landlord shall not be deemed by reason of its custody of such policies to have knowledge of the contents thereof. No more often than two (2) times per calendar year, Tenant will also deliver to Landlord, promptly upon written request, a certificate of Tenant certifying that the particulars of all such insurance policies comply with the requirements of this Section, that all premiums due thereon have been paid and that the same are in full force and effect. In the event Tenant shall fail to effect or maintain any insurance required to be effected or maintained pursuant to the provisions of this Article 8, Landlord shall have the right, but not the obligation, to obtain any such insurance and any reasonable amount expended by Landlord shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant within five (5) days after delivery to Tenant of a bill therefor, and same shall be without prejudice to Landlord's rights and remedies in respect of such default.

         8.9 Separate Insurance. Tenant will not take out separate insurance
             -------------------
concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Article 8.

                                    ARTICLE 9
                                    ---------

                         TENANT IMPROVEMENTS/ALTERATIONS
                         -------------------------------

         9.1 Improvements. A. Landlord agrees that Tenant may (at Tenant's own
             -------------
cost and expense and after giving Landlord at least ten (10) days' prior notice in writing of its intention to do so, including with such notice a copy of any and all plans, specifications and working drawings therefor) make such improvements, alterations, additions, and changes in and to the interior of the Demised Premises (except those of a structural nature and except for construction of additional buildings and improvements at the Demised Premises, which shall require Landlord's prior written consent as herein required) as it may find necessary or convenient for its purposes, provided that the value, residual value, utility or remaining useful life of the Demised Premises is not thereby diminished. If Tenant's actions are otherwise in compliance with this
Article 9, all improvements, fixtures and/or equipment which Tenant may install or place in or about the Demised Premises, and all improvements, alterations, repairs or changes to the Demised Premises, and all signs installed in, on or about the Demised Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord (without lien or lease thereon). Landlord shall be without any obligation in connection therewith. Tenant hereby indemnifies and holds Landlord and Landlord's Affiliates harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such improvements, additional building(s), alterations, repairs, changes, improvements, fixtures, personal property, trade fixtures and/or equipment in, on or about the Demised Premises. Any other improvements, alterations, additions, redecorations and changes to the Demised Premises not expressly permitted by this Article 9.1 shall be made by Tenant only with the prior written consent of Landlord, and if consented to by Landlord shall be made by Tenant subject to all of the terms and provisions of this Lease including the terms and provisions of this Article 9. To the extent reasonably requested by Tenant, Landlord shall cooperate with Tenant in securing any required permits or approvals in connection with any proposed alteration permitted by this Article 9, provided and on the condition that such cooperation be at no cost or expense to Landlord.

                  B. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever (including a lease or license), whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Land, the Building or the Demised Premises or any portion thereof, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Demises Premises a "notice of non-responsibility" or similar notice if an to the extent Landlord deems same necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of creditors, mechanics or materialmen or others to be placed against the Land, the Building or the Demised Premises with respect to work, product or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Demised Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be promptly released and removed of record (or bonded, if Tenant in good faith is disputing the validity or amount of the lien and provided Landlord is not subjected to potential liability of any kind during the prosecution of Tenant's contest) as soon as reasonably practicable. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not so released and removed (or bonded), Landlord, at its sole option, may immediately take all action necessary to release and remove (or bond) such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant and same shall be without prejudice to Landlord's rights and remedies in respect of such default.

                  9.2 Tenant shall construct any such improvements, alterations or repairs in a first class and in a good and workmanlike manner using proper materials and workmanship as may then be customary for facilities similar to the Demised Premises in the metropolitan area including the Demised Premises, and in conformance with any and all applicable laws, rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the applicable governmental jurisdiction. In the event Tenant orders any construction, alteration, decorating or repair work directly from Landlord, the charges for such work shall be deemed Additional Rent under this Lease, payable upon billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord's option. All work with respect to any alterations, additions or changes must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Demised Premises shall at all times be a complete unit except during the period of work. Upon completion of any improvements, alterations, additions or changes, Tenant agrees to cause a notice of completion or its equivalent to be properly recorded and Tenant shall deliver to Landlord a copy of the "as built" drawings of the improvements. Any such alterations, additions or changes shall be performed and done strictly in accordance with the laws and ordinances relating thereto.

         9.3 Construction Insurance. In the event that Tenant shall make any
             -----------------------
permitted improvements, alterations, additions or changes to the Demised Premises, in compliance with the terms and provisions of this Article 9, Tenant agrees to carry "Builder's All Risk" insurance in an appropriate amount covering the construction of such improvements, alterations, additions or changes, it being understood and agreed that all of such improvements, alterations, additions or changes shall be insured by Tenant pursuant to Article 8 of this Lease. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount to ensure the lien-free completion of such improvements, alterations, additions or changes.

                                   ARTICLE 10
                                   ----------

                                      SIGNS
                                      -----

         10.1 Subject to (i) Tenant's receipt of any and all necessary approvals of governmental authorities having jurisdiction over the Demised Premises, and
(ii) the terms covenants and conditions of any covenants, conditions and restrictions and/or reciprocal easement agreements which encumber the Demised Premises or any portion thereof, Tenant may install identification signage on the interior or exterior portions of the Demised Premises. Landlord hereby acknowledges the existence of the existing signage at the Demised Premises as of the date hereof (it being understood and acknowledged that Landlord expresses no opinion relating to the compliance of such existing signage with applicable laws and regulations of applicable governmental authorities, such compliance being the sole responsibility of Tenant). Except for customary "to rent", "for lease" and similar signage, which Landlord may display on or about the exterior of the Demised Premises during the six month period prior to the expiration of this Lease, Landlord shall not erect or maintain any signage on either the exterior or the interior of the Demised Premises.

                  10.2 Tenant shall be solely responsible for maintaining (and, if and to the extent Tenant desires to replace same, then Tenant shall be solely responsible for replacing) any and all interior and/or exterior signage on the Demised Premises, at Tenant's sole cost and expense.

                                   ARTICLE 11
                                   ----------

                            ASSIGNMENT AND SUBLETTING
                            -------------------------

         11.1 Restrictions. Tenant shall not transfer, assign, sublet, mortgage
              -------------
(except for the leasehold mortgage encumbering Tenant's interest in this Lease as of the date hereof and any amendments, refinancings or replacements thereof), license, grant a concession or otherwise hypothecate or encumber this Lease, or Tenant's interest in and to the Demised Premises (collectively, a "Transfer"), without first obtaining the Landlord's written consent thereto, such consent not to be unreasonably withheld by Landlord. Any such attempted or purported Transfer without Landlord's prior written consent shall be void and of no force or effect and shall constitute a default under this Lease. For purposes of this Lease, Transfer shall be deemed to include a change in control of Tenant or the transfer in the aggregate of more than 40% of the equity interests in Tenant. Notwithstanding the foregoing, the transfer of equity interests in Tenant (or in an entity that is an indirect owner of interests in Tenant) (i) to an entity that, pursuant to Section 8 of the Guaranty, is permitted to acquire equity interests in Guarantor or (ii) to an entity that controls Tenant, is controlled by Tenant or is under common control with Tenant) shall be excluded from the definition of "Transfer" for purposes of this Section 11.1. For purposes of this
Section 11.1, "control" shall mean the power or authority to direct management policies.

         11.2 Procedure for Transfer. Should Tenant desire to make a Transfer
              -----------------------
hereunder, Tenant shall, in each instance, give written notice of its intention to do so to Landlord at least thirty (30) days prior to the effective date of any such proposed Transfer, specifying in such notice the details of the proposed Transfer transaction and the proposed date thereof, and specifically identifying the proposed transferee. Such notice shall be accompanied, in the case of a subletting, license or assignment, by a copy of the proposed sublease, license, assignment or similar agreement and any other documents or financial information Landlord may require in order to make a determination as to the proposed Transfer. Landlord shall, within fifteen (15) days after its receipt of such notice of a proposed Transfer from Tenant, give written notice to Tenant of Landlord's election pursuant to Section 11.1 of this Lease to either (i) withhold consent to the Transfer or (ii) consent to such Transfer, but if Landlord shall fail to timely send its determination, then Landlord shall be deemed to have rejected the proposed Transfer.

         11.3 Effect of a Transfer. The transferee shall agree to comply with
              ---------------------
and be bound by and shall assume all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space transferred, assigned or sublet; and Tenant shall deliver to Landlord promptly after execution an executed copy of each such Transfer document and an agreement of compliance by the transferee. No Transfer of this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant from its primary liability under this Lease, which shall continue in full force and effect notwithstanding any such Transfer.

         11.4 Required Documents. Each Transfer to which Landlord has consented
              -------------------
shall be evidenced by a written instrument in form reasonably satisfactory to Landlord, executed by Tenant and the transferee, under which the Transferee shall agree in writing for the benefit of Landlord to assume, to perform and to abide by all of the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant, including the payment of all amounts due or to become due under this Lease directly to Landlord and the obligation to use the Demised Premises only for the purposes specified in this Lease. Tenant agrees to reimburse Landlord for Landlord's reasonable out-of-pocket attorneys fees incurred in conjunction with the processing of and documentation for each such requested Transfer, whether or not the Transfer is consummated.

         11.5 Assignment of Subleases, etc. In the event of a sublet, license or
              -----------------------------
grant of a concession to all or any portion of the Demised Premises, such sublet, license or grant shall be deemed pledged to Landlord and Tenant hereby assigns to Landlord all its right, title and interest as landlord under any such sublease, license or concession agreement now existing or hereafter entered into, and all rents and other sums payable to Tenant under each such agreement, together with the right to collect and receive the same; provided that, if and so long as no default beyond applicable notice and/or cure period shall have occurred under this Lease, Tenant shall be permitted to exercise its rights and perform its obligations as landlord under such agreements and to collect and receive such rents and other sums for its own uses and purposes. Upon the occurrence of a default beyond applicable notice and/or cure period, such permission shall automatically terminate. Such assignment shall be fully operative without any further action on the part of either party hereto, and Landlord shall be entitled, at its option, upon the occurrence of a default beyond applicable notice and/or cure period hereunder, to all rents, income and other benefits from the Demised Premises whether or not Landlord takes possession of the Demised Premises. All actions or collections by Landlord pursuant to this Section 11.5 shall be without prejudice to its other rights and remedies on account of any default beyond applicable notice and/or cure period of Tenant.

                                   ARTICLE 12
                                   ----------

                             REPAIRS AND MAINTENANCE
                             -----------------------

                  Tenant agrees that Landlord shall have no obligation whatsoever in respect of the repair, operation, maintenance, compliance and/or replacement of the Demised Premises and it is Tenant's obligation, at Tenant's sole cost and expense, to repair, operate, maintain and/or replace all and every part of the Demised Premises. In particular, without implied limitation:

                  12.1 Tenant shall, at its sole cost and expense, continuously cause the repair, maintenance, operation and/or replacement of the Demised Premises to keep same in good and first-class order and repair and in such a fashion that the value and utility of the Demised Premises will not be diminished, and, at its sole cost and expense, will promptly make or cause to be made all necessary and appropriate repairs, replacements and renewals thereof, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen. All repairs, replacements and renewals shall be at least equal in quality and class to the original Improvements. Tenant's obligation to repair shall include the obligation to rebuild in the event of destruction however caused. Neither the Minimum Annual Rent or any Additional Rent shall be reduced and Landlord shall not be liable under any circumstances for a loss of or injury to property, loss of profits, or for injury to or interference with Tenant's business arising from or in connection with the condition of the Demised Premises (including without limitation due to latent defects) or by virtue of Tenant's failure to make any repairs, maintenance, alterations or improvements in or to any portion of the Demised Premises or in or to fixtures, appurtenances and equipment therein. Tenant hereby irrevocably waives and releases its right to make repairs at Landlord's expense under any applicable law, statute, or ordinance now or hereafter in effect.

                  12.2 Tenant shall keep the Demised Premises in good and sanitary condition and repair at Tenant's sole cost and expense including, without limitation, snow removal, painting and repainting, cleaning and rubbish removal. Should any law, standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such laws, standards or regulations.

                  12.3 Tenant acknowledges and agrees that Landlord has never occupied or operated at the Demised Premises and that Landlord acquired the Demised Premises directly from Tenant and Tenant hereby agrees to undertake all of the maintenance, repair, compliance and replacement responsibilities at the Demised Premises regardless of how or when such responsibilities arise or arose.

                                   ARTICLE 13
                                   ----------

                              DAMAGE OR DESTRUCTION
                              ---------------------

         13.1 Tenant to Reconstruct. Tenant shall promptly notify Landlord if
              ----------------------
all or any portion of the Demised Premises shall be damaged by casualty resulting from fire or any other cause. If, at any time during the Lease Term, any portion of the Demised Premises is damaged by fire or other cause, Tenant shall, at its sole cost and expense (and regardless or whether or not insured in whole or part), forthwith repair and/or replace the Demised Premises in compliance with Article 9 above and in any event shall complete same within one hundred twenty (120) days after the later to occur of (i) Landlord's written approval of the plans, specifications and working drawings therefor and (ii) the receipt of all applicable building permits (and Tenant covenants to use diligence to obtain such building permits as promptly as reasonably possible). Except as expressly set forth in Section 13.3 below, in no event shall this Lease terminate, and this Lease shall remain in full force and effect without any reduction in the Minimum Annual Rent and Additional Rent. In no event shall Landlord be required to repair any injury or damage to or to make any repairs or replacements of any alterations or any other improvements installed at the Demised Premises by or for Tenant, and Tenant shall, at Tenant's sole cost and expense, repair and restore all Tenant's improvements and all other alterations and improvements in the same condition existing immediately prior to such event. In connection with such repairs and replacements Tenant shall submit to Landlord, for Landlord's review and prior written approval, all plans, specifications and working drawings relating thereto. Tenant shall not be entitled to any compensation or damages from Landlord for damage to any of Tenant's improvements, alterations, fixtures, or Tenant's other property, for loss of use of the Demised Premises or any part thereof, or for any damage to or interference with Tenant's business, loss of profits, or for any disturbance to Tenant caused by any casualty or the restoration of the Demised Premises following such casualty or other cause. All such restoration shall be performed by Tenant in accordance with all of the requirements of this Lease including, without limitation, Article 9 hereof.

         13.2 Waiver of Statutory Provisions. The provisions of this Lease,
              -------------------------------
including this Article 13, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Demised Premises, and any applicable statute or regulation with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Demised Premises.

         13.3 Insurance Proceeds. A. All insurance proceeds shall be and are the
              -------------------
property of Landlord and shall be paid to Landlord (or its lender(s) or ground lessor(s) if so required). If Tenant shall come into possession of any insurance proceeds same shall be deemed to be held in trust for Landlord and shall immediately be transferred to Landlord. Except as expressly set forth in Section
13.3 D below, it shall be at Landlord's (and any lender's and ground lessor's) sole discretion to make insurance proceeds, if any, and net of any collection or adjustment costs available to Tenant for the restoration. If Landlord (and its lender(s) and ground lessor(s)) shall determine to make the net insurance proceeds available to Tenant for restoration, then same shall be disbursed to Tenant or at Landlord's option directly to third party contractors in reimbursement of the costs of such restoration in accordance with Landlord's "construction loan" procedures requiring, among other things, that disbursements of insurance proceeds are made only upon satisfaction of the following conditions: (i) prior to commencement of restoration, the architects, contracts, contractors, plans and specifications for the restoration work shall have been approved in advance in writing by Landlord, (ii) the restoration work on the Demised Premises for which such disbursement request is made shall have been completed in accordance with the plans and specifications previously approved by Landlord (and, with respect to the final disbursement request made upon completion in full of the restoration of the Demised Premises, all applicable governmental approvals such as, but not limited to, a final certificate of occupancy shall have been received), and Landlord shall have received an architect's certification satisfactory to Landlord certifying as to same, (iii) Landlord shall have received a certificate from Tenant, signed by an authorized officer of Tenant, describing the completed work for which payment is requested, stating the cost incurred in connection therewith and stating that Tenant has not previously received payment for such work and, with respect to the final disbursement request made upon completion in full of the restoration of the Demised Premises, further stating that all restoration work has been completed in accordance with this Lease and in compliance with all applicable law, (iv) the receipt by Landlord, at Tenant's sole cost and expense, of such lien waivers and title "bring down" endorsements as Landlord shall require as well as such documentation (such as receipted invoices and bills) and other evidence reasonably required by Landlord to confirm the amounts requested in the disbursement request and to verify that the amounts disbursed from time to time are represented by work that is completed in place and free and clear of mechanics' lien claims, (v) with respect to the final disbursement request upon completion in full of the restoration of the Demised Premises, Tenant shall have resumed full operations at the Demised Premises and (vi) no default exists under the Lease and no mechanics' or materialmen's liens shall have been filed and remain undischarged. A ten percent (10%) retainage will be made from each disbursement of proceeds, which will be disbursed upon the final completion of the restoration of the Demised Premises, a final inspection by Landlord and receipt of all applicable permits and a permanent certificate of occupancy. Disbursements, if made, shall be made only to the extent of the actual and reasonable third party expenses of Tenant incurred in connection with such restoration as reasonably established to Landlord's satisfaction; provided that
(x) no disbursements shall be made in respect of the restoration of Tenant's personalty, (y) any excess net insurance proceeds shall be retained by Landlord without rent abatement or credit and (z) Tenant shall be responsible for any excess cost of restoration over the amount of net insurance proceeds, regardless of the amount of such excess cost.

                  B. In the event that the destruction or damage is not covered in whole or in part by insurance, Tenant shall nonetheless be responsible, at its sole cost and expense, to repair and/or replace the Demised Premises as required by this Article 13. Prior to the commencement of the restoration and at any time during the prosecution of same, if the estimated cost of restoration as reasonably determined by Landlord or Landlord's mortgagee exceeds the amount of proceeds available for restoration, then the excess required (including the amount of any insurance deductible) shall be paid by Tenant to Landlord to be added to the proceeds prior to any further disbursement.

                  C. In the event that Landlord or Landlord's lender shall determine not to make the net insurance proceeds available to Tenant (other than as a result of the failure by Tenant to comply with any of the provisions of
Section 13.3A above, including without limitation any conditions to disbursement set forth in such Section, in which event the provisions of this Section 13.3C shall be inapplicable), then in such event and in such event only, this Lease shall terminate effective as of the later to occur of the cessation of operations of Tenant at the Demised Premises or the date of the applicable casualty. If the Lease shall be so terminated, Landlord shall retain all insurance proceeds and Tenant shall pay to Landlord all Minimum Annual Rent and all Additional Rent through the date of termination.

                  D. Notwithstanding the provisions of Section 13.3 A above, if Landlord reasonably determines that all of the conditions described in (i) through (vi) below in this Section 13.3 D have been satisfied, then Landlord shall first apply the insurance proceeds to Landlord's costs incurred in the collection thereof, and then, subject to the terms and conditions set forth in this Article 13, the balance of such proceeds shall be disbursed in connection with such restoration in accordance with the procedures set forth in Section
13.3 A above. Such insurance proceeds shall be so disbursed only if, and so long as, Landlord reasonably determines as follows: (i) the restoration can be (and is being) effected with due diligence and is on schedule to be completed within the time frames provided in this Article 13, in a good and workmanlike manner and in compliance with all legal requirements and insurance requirements and in compliance with all terms and conditions of this Article 13; (ii) the Demised Premises are capable of being restored (and the then-applicable zoning and other legal requirements permit the restoration of the Demised Premises) to substantially the value, condition and quality existing immediately prior to such damage or destruction and such restoration can be completed at least (X) two years prior to the scheduled expiration date of this Lease if the amount of insurance proceeds available as a result of the applicable destruction or damage is $10,000,000 or less and (Y) five years prior to the scheduled expiration date of this Lease if the amount of the insurance proceeds available as a result of the applicable destruction or damage exceeds $10,000,000 (with it being understood and agreed that Tenant may satisfy this requirement by its irrevocable written notice of its exercise of any then-remaining option to extend the Lease Term, which written notice must be delivered to Landlord within ten days after the occurrence of the applicable destruction or damage notwithstanding the time periods for exercise of such options to extend the Lease Term set forth in Section 3.2.1 above); (iii) no Event of Default shall have occurred and remain uncured; (iv) sufficient insurance proceeds (as same may have been supplemented by Tenant as provided in 13.3 B above) are available to enable Tenant to complete the restoration; (v) Tenant shall have the ability to pay and shall pay all Minimum Annual Rent, Additional Rent and other charges due under this Lease during the period of restoration and (vi) the Guarantor shall then have a Net Worth (as such term is defined in the Guaranty) equal to or greater than the Minimum Net Worth (as such term is defined in the Guaranty). Under no circumstances shall Landlord be obligated to take any action to restore any portion of the Demised Premises. Landlord and its officers, employees and agents may inspect the Demised Premises from time to time as restoration progresses to determine Tenant's compliance with this Article 13.

         13.4 Landlord's Fees. Tenant shall promptly reimburse Landlord (and
              ----------------
Landlord shall be entitled to reimburse itself directly out of the net insurance proceeds) for any costs incurred by Landlord in connection with reviewing plans, specifications and working drawings in connection with a casualty or other damage and/or the restoration necessitated thereby.

                                   ARTICLE 14
                                   ----------

                               DEFAULTS; REMEDIES
                               ------------------

         14.1     Events of Default.  The occurrence of any of the following
                  ------------------
shall constitute an "Event of Default" by Tenant:


     14.1.1 Any failure by Tenant to pay when due any installment of Minimum Annual Rent, Additional Rent, and/or any other charge required to be paid under this Lease, or any part thereof, and such default continues for five
     (5) days after written notice from Landlord of such Event of Default (with it being understood and agreed that Landlord shall have no obligation to deliver such written notice more than two (2) times in any calendar year, and in the event Landlord shall have delivered such written notice twice in any calendar year, then for the balance of such calendar year, Tenant's failure to pay all or any portion of any installment of Minimum Annual Rent, Additional Rent, and/or any other charge required to be paid under this Lease within five (5) days after same is due shall constitute an Event of Default without further notice from Landlord); or


            14.1.2 Excluding the provisions of Article 8, Section 11.1 and
     Article 13 hereof, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for twenty (20) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a twenty-day period, Tenant shall not be deemed to be in default if it shall promptly commence such cure within such period and thereafter rectify and cure said default with due diligence within sixty (60) days after such written notice; or

          14.1.3 Any failure by Tenant to timely and properly perform (a) its material obligations under Article 8 (with it being understood and agreed that any failure by Tenant to maintain in full force and effect any of the insurance policies and coverages substantially in accordance with the terms of such Article 8 shall constitute a failure by Tenant to perform a material obligation thereunder), (b) its obligations under Article 13 within the specific time frames and taking into account the specific notice and/or cure periods, if any, contained in such Article 13 (and in the absence of a specific time frame and/or notice and cure period in Article 13, then the provisions of Section 14.1.2 shall control) and/or (c) its obligations under Section 11.1, in each case in accordance with their respective terms; or


         14.1.4 To the extent permitted by law, a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of an involuntary proceeding filed against Tenant or any guarantor the same is dismissed within ninety (90) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within ninety (90) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Demised Premises or of Tenant's interest in this Lease.


         14.2     Remedies Upon Event of Default.
                  -------------------------------
                  Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies (each and all of which shall be cumulative and nonexclusive, it being agreed that the mention in this Lease of any specific remedy shall in no way limit Landlord's right to pursue any one or more remedies available at law or in equity) without any notice or demand whatsoever:

     14.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, without being liable for prosecution or any claim or damages therefor, and Landlord may recover from Tenant the following:


                           (i) Landlord shall be entitled to receive from
Tenant, and Tenant covenants and agrees to pay to Landlord, the difference between (A) the total amount of Minimum Annual Rent that remains to be paid for the balance of the Lease Term then in effect immediately prior to the termination of this Lease and (B) the actual rent, if any, (net of collection, brokerage, concession and renovation costs therefor) actually collected by Landlord pursuant to any new lease, if any, that Landlord may have obtained at the time of the termination of this Lease and for the entire remaining balance of the Lease Term then in effect. If the foregoing calculation results in a negative number no payment shall be due from Tenant hereunder, and in no event shall Tenant be entitled to any sums from Landlord. Landlord shall be under no obligation or liability to attempt to mitigate its damages and to the extent that Landlord shall attempt to relet all or any portion of the Demised Premises Landlord shall not be liable for its inability to effect such a reletting or even if a reletting shall occur for its failure to collect all or any portion of the rents provided for in such reletting.

                           (ii) All sums due from Tenant to Landlord as
calculated in this Section 14.2.1 shall be paid by the wire transfer of immediately available funds within five (5) business days after the good faith determination by Landlord of the amount due pursuant to (i) above.

                  14.2.2 If Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including, but not limited to, (i) the right to recover all rent as it becomes due, (ii) the right to re-enter the Demised Premises, and (iii) the right to re-let the Demised Premises or any portion thereof from time to time without terminating this Lease. Any such reletting may be on such terms and conditions including, but not limited to, the term thereof and the rent to be paid thereunder, as Landlord may determine in its sole discretion. Any rents received by Landlord during such reletting shall be applied first, to any and all costs incurred by Landlord in connection with such reletting including, but not limited to, brokerage commissions, construction costs and professional fees, second, to all sums due or which become due from Tenant to Landlord hereunder, and any remaining sums shall be held by Landlord to be applied in the future against any rent and all other charges which be come due hereunder. If the rent and other sums received by Landlord as a result of such reletting during any month are less than the amounts Landlord was to receive from Tenant hereunder during that month, Tenant shall immediately pay any such deficiency to Landlord by the wire transfer of immediately available funds. Such deficiency shall be calculated and paid on a monthly basis. During any reletting term, Tenant shall be deemed to have voluntarily surrendered possession of the Premises to Landlord so that Landlord will be permitted to give any new tenant from time to time full and unencumbered use, occupancy and possession of the Demised Premises, all without any rights of possession or interference from Tenant.

                  14.2.3 Whether or not Landlord elects to terminate this Lease on account of any Event of Default by Tenant, Landlord shall have the right, upon the occurrence of an Event of Default, to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Demised Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in any or all (at Landlord's discretion) such subleases, licenses, concessions or arrangements.

         14.3 Form of Payment After Default. Following the occurrence of an
              ------------------------------
Event of Default by Tenant, Landlord shall have the right to require that any or all subsequent amounts to be paid by Tenant to Landlord hereunder, whether in the cure of the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

         14.4 Waiver of Default.No waiver by Landlord of any violation or breach
              -----------------
of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of same. The acceptance of any rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default. Landlord shall be free to accept checks from or on behalf of Tenant without prejudice to Landlord's rights and remedies and no special endorsement or notation on any check shall in any manner be binding on Landlord and Landlord shall be free to accept such checks without prejudice to Landlord's rights and remedies.

         14.5 Efforts to Relet. For the purposes of this Article 14, Tenant's
              -----------------
right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Demised Premises, by its acts of maintenance or preservation with respect to the Demised Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

                                   ARTICLE 15
                                   ----------

                               DEFAULT BY LANDLORD
                               -------------------

         15.1. Landlord Defaults. Tenant agrees that Landlord shall not be in
               ------------------
default hereunder unless Landlord fails to perform the obligations, if any, required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Demised Premises and to any ground lessor, whose name and address shall have theretofore been furnished to Tenant, in writing specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion within one hundred twenty (120) days thereafter. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default, and Tenant's sole remedy shall be to effect the cure of such default itself and then bring separate action for reimbursement of its actual third party costs from Landlord with it being expressly understood (i) Tenant shall in no event be entitled to a rent abatement, credit or offset and (ii) Landlord shall in no circumstance whatsoever be liable to Tenant for consequential damages. Nothing herein contained shall be interpreted to mean that Tenant is excused from paying rent due hereunder as a result of any default by Landlord.

         15.2 Waiver of Default. No waiver by Tenant of any violation or breach
              ------------------
by Landlord of any of the terms, provisions and covenants herein contained to be performed by Landlord shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Tenant in enforcement of one or more of the remedies herein provided upon a default by Landlord beyond applicable notice and/or cure period shall not be deemed or construed to constitute a waiver of same.

                                   ARTICLE 16
                                   ----------

                                 EMINENT DOMAIN
                                 --------------

         16.1 Permanent Taking. A. If all or substantially all (i.e., so much of
              -----------------
the Demised Premises such that Tenant thereafter is no longer reasonably able to conduct its business operations at the Demised Premises) of the Demised Premises is taken under power of eminent domain or sold, transferred or conveyed in lieu thereof, either Landlord or Tenant shall have the right to terminate this Lease as of the earliest of the date of vesting of title or the date possession is taken by the condemning authority; such right shall be exercised by the giving of written notice to the other party on or before said date. In either of such events, Landlord shall receive the entire award which may be made in such taking or condemnation, and Tenant hereby assigns to Landlord any and all rights of Tenant now or hereafter arising in or to the same whether or not attributable to the value of the unexpired portion of this Lease; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant solely for Tenant's moving expenses, or the taking of the unamortized or the undepreciated value of Tenant's personal property, or that portion of the unamortized or undepreciated portion of Tenant's improvements, which were not purchased with any funds from a tenant improvement allowance supplied by Landlord.

                  B. In the event of any other taking or a sale, transfer, or conveyance in lieu thereof (each a "Taking"), or if this Lease is not terminated by Landlord or Tenant as provided above, then this Lease shall continue in full force and effect in respect of the remaining portion of the Demised Premises, then Tenant shall promptly restore the balance of the Demised Premises remaining after such Taking as set forth in Section 16.2 below, and there shall be no reduction in Minimum Annual Rent, Additional Rent and/or any other charge payable hereunder. If the Lease is not terminated, then any net condemnation proceeds (subject to the consent of its lender(s) and ground lessor(s)), shall be made available to Tenant and shall be disbursed to Tenant in reimbursement of the final costs of any reasonable restoration needed due to such Taking but (i) only upon the completion in full of the restoration of the Demised Premises and the receipt of all applicable governmental approvals such as, but not limited to, a final certificate of occupancy, (ii) only upon receipt of an architect's certification satisfactory to Landlord that the restoration has been completed in accordance with the plans and specifications therefor previously approved by Landlord, (iii) only upon the production of such lien waivers and title endorsements as Landlord shall require, (iv) only after such time as Tenant has resumed full operations at the Demised Premises, (v) only if there shall be no default under the Lease and (vi) only to the extent of the actual and reasonable third party expenses of Tenant incurred with such restoration as reasonably established to Landlord; provided that (x) no disbursements shall be made in respect of the restoration of Tenant's personalty, and (y) Tenant shall be responsible for any excess cost of restoration over the amount of net condemnation proceeds, if any, regardless of the amount of such excess cost.

                  16.2 Tenant to Reconstruct. Tenant shall, at its sole cost and
                       ----------------------
expense (and regardless or whether or not covered by condemnation proceeds in whole or part), forthwith repair and/or replace the Demised Premises to as close to its original condition as is possible following a Taking and shall complete same within a reasonable period of time taking into account the degree of the Taking and the amount of the restoration required, but in all events within two hundred seventy (270) days of such Taking. In no event shall Landlord be required to repair any injury or damage or to make any repairs or replacements. In connection with such repairs and replacements Tenant shall submit to Landlord, for Landlord's review and prior written approval, all plans, specifications and working drawings relating thereto. Tenant shall not be entitled to any compensation or damages from Landlord for damage to any of Tenant's improvements, alterations, fixtures, or Tenant's other property, for loss of use of the Demised Premises or any part thereof, or for any damage to or interference with Tenant's business, loss of profits, or for any disturbance to Tenant caused by any Taking or the restoration of the Demised Premises following such Taking. All such restoration shall be performed by Tenant in accordance with all of the requirements of this Lease. In the event that the Taking is not covered in whole or in part by net condemnation proceeds, Tenant shall nonetheless be responsible, at its sole cost and expense, to repair and/or replace the Demised Premises as required by this Section 16.2. To the fullest extent permitted by applicable law, Tenant hereby waives any and all rights it might have (other than as provided in Section 16.1 above) pursuant to applicable law which permits a termination of this Lease due to any Taking.

         16.3 Temporary Taking. In the event of temporary taking of all or any
              -----------------
portion of the Demised Premises for a period of 360 days or less, then this Lease shall not terminate and the Minimum Annual Rent and the Additional Rent shall in no wise be affected thereby. Tenant shall be entitled to receive the entire award made in connection with any such temporary taking.

         16.4 Landlord's Fees. Tenant shall promptly reimburse Landlord (and
              ----------------
Landlord shall be entitled to reimburse itself directly out of the net condemnation proceeds) for any costs incurred by Landlord in connection with a Taking or a restoration necessitated thereby.

                                   ARTICLE 17
                                   ----------

                                  SUBORDINATION
                                  -------------

                  This Lease shall be subject and subordinate at all times to:
(i) any and all ground leases or underlying leases now existing or hereafter executed affecting the Building or all or any portion of the Demised Premises and (ii) the lien of any mortgage or deed of trust now existing or hereafter executed in any amount for which the Demised Premises (or any portion thereof), ground leases, underlying leases, or Landlord's interest or estate in any of said items is specified as security, with it being understood and agreed that he foregoing subordination shall be conditioned upon such ground lessor, underlying lessor, mortgagee, trustee, beneficiary, grantee or lender (hereafter referred to as "mortgagee") named in such instrument providing Tenant with a written subordination, non-disturbance and attornment agreement in recordable form, on such mortgagee's standard form for same, which shall provide in substance that so long as no Event of Default by Tenant occurs under this Lease beyond applicable notice and/or cure period, then (a) Tenant shall not be named or joined in any action or proceeding to terminate such ground or underlying lease or to foreclose on such mortgage or deed of trust (as applicable) or any proceeding to otherwise enforce the rights of such mortgagee, in each case except as required by applicable law and (b) no such termination, foreclosure or other proceeding shall result in the cancellation or termination of this Lease (whether or not Tenant is named in such action). Notwithstanding the foregoing, Landlord shall have the right, at Landlord's option, to subordinate or cause to be subordinated any such ground leases or any such liens to underlying leases or to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination and at the option of such successor, attorn to and become Tenant of the successor in interest to Landlord, at the option of such successor in interest. Subject to the requirement that Tenant receive a subordination, non-disturbance and attornment agreement as aforesaid, the Tenant covenants and agrees to execute and deliver, within ten (10) days of request by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or to the lien of any such mortgage or deed of trust. If Tenant fails to timely execute such additional documents, Tenant hereby appoints Landlord as Tenant's attorney-in-fact for the sole purpose of executing such additional documents on behalf of Tenant. If requested by any present or future lender or ground lessor, Tenant agrees to amend this Lease provided such amendment does not materially increase the obligations or materially decrease the rights of Tenant under this Lease.


                                   ARTICLE 18
                                   ----------

                  ESTOPPEL CERTIFICATES; FINANCIAL INFORMATION
                  --------------------------------------------

         18.1 Estoppel Certificates. At any time during the Lease Term, within
              ----------------------
ten (10) days following a request in writing by either party hereto, the other party shall execute and deliver to the requesting party (and/or such other party(ies) as directed by such requesting party) an estoppel certificate in the form reasonably required by the requesting party, indicating therein any exceptions thereto that may exist at that time, which certificate shall also contain any other information reasonably requested by the requesting party. Failure of such party to timely execute and deliver such estoppel certificate shall constitute an acceptance of the Demised Premises (if Tenant has failed to execute and deliver such estoppel certificate) and an acknowledgment by such party that the statements included in the required form of estoppel are true and correct, without exception.

                  18.2 Financial Statements. Within forty-five (45) days after
                       ---------------------
the end of each fiscal quarter, Tenant shall provide to Landlord quarterly income statement, balance sheet and statement of cash flow for the consolidated group comprised of Tenant and Guarantor. Within ninety-one (91) days after the end of each calendar year, Tenant shall provide to Landlord an annual income statement, balance sheet and statement of cash flow for the consolidated group comprised of Tenant and Guarantor. All financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, with quarterly statements being certified by the chief financial officer of Tenant and annual statements being audited by independent auditors reasonably acceptable to Landlord.

                                   ARTICLE 19
                                   ----------

              LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
              ----------------------------------------------------

         19.1 Landlord's Cure. All covenants and agreements of Tenant to be kept
              ----------------
or performed under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Minimum Annual Rent or Additional Rent. If Tenant shall default in the performance of its obligations under this Lease and if such default is not cured within the applicable grace period provided in
Article 14 hereof, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights or remedies based upon such or any other default of Tenant and without releasing Tenant from any obligations hereunder.

         19.2 Tenant's Reimbursement. Tenant shall pay to Landlord, within five
              -----------------------
(5) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 19.1 or elsewhere in this Lease; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Minimum Annual Rent or Additional Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law , including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 19.2 shall survive the expiration or sooner termination of the Lease Term.

                                   ARTICLE 20
                                   ----------

         SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES
         --------------------------------------------------------------

         20.1 Surrender of Premises. No act or thing done by Landlord or any
              ----------------------
agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Demised Premises prior to the expiration of the Lease Term unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Demised Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Demised Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of any and/or all subleases or subtenancies affecting the Demised Premises.

         20.2 Removal of Tenant Property by Tenant. Upon the early termination
              -------------------------------------
of this Lease due to an Event of Default by Tenant hereunder, Tenant shall, subject to the provisions of this Article 20, quit and surrender possession of the Demised Premises to Landlord in at least as good order and condition as exists on the date hereof. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Demised Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, trade fixtures, and other articles of personal property owned by Tenant or installed or placed by Tenant in the Demised Premises and such similar articles of any other persons claiming under Tenant as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Demised Premises and Building resulting from such removal and shall indemnify and hold Landlord and Landlord's Affiliates harmless from any and all liability, cost, obligation, expense or claim of lien in any manner relating to such removal. The obligations of Tenant set forth herein shall survive the expiration or sooner termination of this Lease.

         20.3 Removal of Tenant's Property by Landlord. Any personal property of
              -----------------------------------------
Tenant not removed by Tenant upon the expiration of the Lease Term, or within five (5) days after a termination by reason of an Event of Default by Tenant, shall be deemed abandoned by Tenant and may be disposed of by Landlord in accordance with applicable law or in accordance with any judicial decisions which may supplement or supplant those provisions from time to time.

         20.4 Landlord's Property. All fixtures, alterations, additions,
              --------------------
repairs, improvements and/or appurtenances built into the Demised Premises prior to or during the term hereof (but expressly excluding unaffixed personal property such as machinery, drills and other tools, snow removal equipment, landscaping equipment and all other equipment, all of which, Landlord and Tenant hereby agree, are and shall remain the property of Tenant), whether by Landlord at its expense or at the expense of Tenant, or by Tenant at its expense, or by previous occupants of the Demised Premises, shall be and remain part of the Demised Premises and shall not be removed by Tenant at the end of the Lease Term, unless otherwise expressly provided for in this Lease or unless such removal is required by Landlord pursuant to the provisions of Section 20.2 or
Article 9 of this Lease. If Tenant shall fail to complete such removal and repair such damage, Landlord may do so and may charge the cost thereof to Tenant and Tenant's obligation to repay the cost of same shall survive the expiration or sooner termination of this Lease. Such fixtures, alterations, additions, repairs, improvements and/or appurtenances shall include, without limitation, floor coverings, paneling, molding, doors, plumbing systems, electrical systems, lighting systems and communication systems.

         20.5 Landlord's Actions on Demised Premises. Tenant hereby waives all
              ---------------------------------------
claims against Landlord with respect to Landlord's removal as provided in this
Article 20 and agrees that same shall not constitute forcible entry.

                                   ARTICLE 21
                                   ----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         21.1 Severability. It is agreed that if any provision of this Lease
              -------------
shall be determined to be void by a court of competent jurisdiction, then such determination shall not affect any other provision of this Lease or portion thereof and all such other provisions shall remain in full force and effect.

         21.2 Entire Agreement. It is understood and acknowledged that there are
              -----------------
no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease contains all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Demised Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease. Notwithstanding the foregoing, nothing contained in this Lease shall be deemed to limit, restrict or otherwise affect the provisions of the contract of sale of even date herewith between Landlord and Tenant and/or the closing and/or any other related closing documents thereunder entered into by and between Landlord and Tenant which by their terms were to survive the closing of the purchase of the Demised Premises by Landlord from Tenant. This Lease has been negotiated and shall not be construed against the party who caused the first draft to be undertaken. This Lease may not be modified or amended nor any of its terms waived except by a writing executed by Landlord and Tenant and if required pursuant to applicable documents, any lender or ground lessor of Landlord.

         21.3     Compliance With Law, Insurance Requirements, etc.
                  -------------------------------------------------

         Tenant, at its sole cost and expense, will comply, or cause compliance with:

                  (a) all provisions of any insurance policy covering or applicable to the Demised Premises or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the applicable board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Demised Premises or any part thereof or any use or condition of the Demised Premises or any part thereof;

                  (b) all laws, statutes, codes, acts, ordinances, orders, permits, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements (including, without limitation, those relating to the protection of the environment and the Americans with Disabilities Act) of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, which now or at any time hereafter may be applicable to the Demised Premises or any part thereof, or any use or condition of the Demised Premises or any part thereof (collectively, "Legal Requirements"); and

                  (c) all restrictions, easements, reciprocal easement agreements, covenants and similar matters now or hereafter of record and affecting all or any portion of the Demised Premises (collectively, "Restrictions").

The Tenant's obligation, at its sole cost and expense, to comply with the provisions of (a)-(c) above is absolute whether or not compliance therewith shall require structural changes or replacements in or interference with the use and enjoyment of the Demised Premises or any part thereof and whether or not such compliance could be foreseen or is unforeseen, ordinary or extraordinary. Tenant's obligations shall include any defects or other items that may need correction as of the date hereof and/or which may have resulted from defective construction or design of the Demised Premises.


         21.4 Late Charges. Tenant hereby acknowledges that late payment by
              -------------
Tenant to Landlord of Minimum Annual Rent, Additional Rent and/or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which are extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any mortgage or deed of trust covering the Demised Premises. Accordingly, if any installment of Minimum Annual Rent, Additional Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days of the date due, then (and without prejudice to Landlord's rights and remedies in respect of such default) Tenant shall pay to Landlord a late charge equal to two percent (2%) of such amount overdue plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay rent and/or other charges when due hereunder. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the five percent (5%) late charge described above, any rents or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall thereafter bear interest until paid at a rate per annum equal to the lesser of the prime rate as announced from time to time in the Wall Street Journal (the "Prime Rate") plus three percent (3%) per annum or the highest rate permitted by applicable law. If such Prime Rate is no longer published, Landlord shall have the right to substitute a replacement index that in Landlord's good faith determination is reasonably similar to the Prime Rate.

         21.5 Sale of Demised Premises by Landlord. Each conveyance by Landlord
              -------------------------------------
or Landlord's successor of its interest in the Demised Premises prior to expiration or termination hereof shall be subject to this Lease and shall relieve the grantor of any further obligations or liability as Landlord, except with respect to such obligations or liability arising prior to the date of such conveyance. Tenant hereby agrees to attorn to Landlord's successor(s) in interest, whether such interest is acquired by sale, transfer, foreclosure, deed in lieu of foreclosure or otherwise.

         21.6 Holdover by Tenant. If Tenant holds over after the Lease Term,
              -------------------
with or without the consent of Landlord, the Minimum Annual Rent during the period of such holdover shall be 200% of the Minimum Annual Rent due immediately prior thereto and all Additional Rent shall continue to be due and payable as set forth in this Lease. At Landlord's option, Landlord may deem such holdover to be a month-to-month tenancy at such increased rental subject to every other term, covenant and agreement contained herein. Nothing contained in this Section
21.6 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Demised Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. If Tenant fails to surrender the Demised Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall indemnify and hold Landlord harmless from loss or liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender or any losses occasioned by the loss of any prospective succeeding tenant.

         21.7 Quiet Enjoyment. Upon Tenant paying the Minimum Annual Rent, all
              ----------------
Additional Rent and all other charges payable hereunder and performing all of Tenant's covenants, agreements and obligations under this Lease, Tenant may peacefully and quietly enjoy the Demised Premises during the Lease Term as against all persons or entities lawfully claiming by or through anyone other than Tenant, subject, however, to the provisions of this Lease and any present or future Restrictions and Legal Requirements.

         21.8 Entry by Landlord. Landlord reserves the right at all reasonable
              ------------------
times and upon reasonable notice to the Tenant to enter the Demised Premises or any portion thereof to: (i) inspect them; (ii) show the Demised Premises to prospective or existing purchasers, mortgagees or tenants, or to the ground or underlying lessors; (iii) post notices of nonresponsibility; or (iv) repair the Demised Premises or the Building or any portion of any of same. Notwithstanding anything to the contrary contained in this Section 21.8, Landlord may (but shall not be obligated to) enter the Demised Premises or any portion thereof at any time to (i) take possession due to any breach/termination of this Lease subject to and in the manner provided herein; (ii) perform any covenants of Tenant which Tenant fails to perform (subject to applicable notice and/or cure periods contained in this Lease) and (iii) correct (in whole or part) or otherwise deal with any emergency situation as permitted by this Lease. Landlord may make any such entries without the abatement of rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Demised Premises, and any other loss occasioned thereby. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to gain access in and to the Demises Premises, including, but not limited to, taking such action which might be considered to be an unlawful entry into the Building under other circumstances, as well as, the breaking down of doors or other barriers prohibiting or impeding access to the Building. Any entry into the Demised Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Demised Premises, or an actual or constructive eviction of Tenant from any portion of the Demised Premises.

         21.9 Cumulative Rights. A. The various rights, options, elections,
              ------------------
powers and remedies of Landlord contained in this Lease shall be construed as cumulative and no one of them shall be exclusive of any of the others, or of any other legal or equitable remedy which Landlord might otherwise have as against Tenant in the event of breach or default in the terms hereof, and the exercise of one right or remedy by Landlord shall not impair its right to any other right or remedy until all obligations imposed upon Tenant have been fully performed.

              B. Except as may be otherwise provided in this Lease (including, without limitation, in Section 15.1 above), (X) the various rights, options, elections, powers and remedies of Tenant contained in this Lease shall be construed as cumulative and no one of them shall be exclusive of any of the others, or of any other legal or equitable remedy which Tenant might otherwise have as against Landlord in the event of breach or default in the terms hereof and (Y) the exercise of one right or remedy by Tenant shall not impair its right to any other right or remedy until all obligations imposed upon Landlord have been fully performed.

         21.10      Time. Time is of the essence with respect to the performance
                    -----
of each of the covenants and agreements  contained in this Lease.

         21.11 Relationship of Parties. Nothing contained in this Lease shall be
               ------------------------
deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, and neither the method of computation of rent nor any other provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

         21.12. Exculpation. The obligations of Landlord under this Lease do not
                ------------
constitute personal obligations of Landlord, and Tenant shall look solely to Landlord's interest in the Demised Premises and to no other assets of Landlord for satisfaction of to this Lease and shall not seek any liability with respect nor against any of its personal recourse against Landlord herein assets for such satisfaction. In no event shall any officer, director, shareholder, member, manager, trustee, agent or representative of Landlord or any of its lenders be liable hereunder. In addition, Landlord shall not be liable for the failure, seizure or similar circumstance of any financial institution in which Landlord shall have deposited sums on account of this Lease or Tenant (if applicable) (for example, without implied limitation, tax escrow deposits and insurance or condemnation proceeds) regardless whether or not such financial institution shall be affiliated with Landlord and whether or not the sums on deposit shall have exceeded the maximum amount covered by any applicable federal or other insurance.

         21.13 Memorandum of Lease. Simultaneously with the execution and
               --------------------
delivery of this Lease, Landlord and Tenant have executed, acknowledged and delivered a short form "memorandum of lease" suitable for recording, and Tenant may, if it so elects, cause same to be recorded at Tenant's cost and expense.

         21.14 Notices. All notices, demands, statements or communications
               --------
(collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified mail, postage prepaid, return receipt requested, or delivered personally or by established overnight delivery service, (i) to Tenant at the address(es) set forth in Article 1 of this Lease, or to such other address(es) as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the address(es) set forth in Article 1 of this Lease, or to such other address(es) as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given upon the date personal delivery is made (or refused). If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor a copy of any notice sent to Landlord hereunder. If Landlord is notified of the identity and address of Tenant's leasehold mortgagee under a leasehold mortgage permitted pursuant to the terms of this Lease, then Landlord shall give to such permitted leasehold mortgagee a copy of any notice sent to Tenant hereunder alleging a default under the terms of this Lease (and such permitted leasehold mortgagee shall have the same cure period afforded to Tenant pursuant to the terms of this Lease within which to cure the applicable default(s)).

         21.15 Successors. The Lease and all of the covenants and conditions
               -----------
herein contained shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, assigns and other successors in interest of each of the parties; provided that the foregoing shall not be deemed to permit any assignment or sublease of this Lease not expressly permitted by the terms hereof.

         21.16 Captions. The titles or captions in this Lease are for reference
               ---------
purposes only and have no effect upon the construction or interpretation of any part hereof. The use herein of the singular includes the plural and vice versa, and the use herein of the neuter gender includes the masculine and the feminine and vice versa, whenever and wherever the context so requires.

         21.17 Joint and Several. If there is more than one Tenant, the
               ------------------
obligations imposed upon Tenant under this lease shall be joint and several.

         21.18 Authority. Tenant hereby represents and warrants that Tenant is a
               ----------
duly formed and existing entity qualified to do business in its jurisdiction of organization and the State(s) in which the Demised Premises are located and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

         21.19 Attorney's Fees. If either party commences litigation against the
               ----------------
other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, then the non-prevailing party shall be liable for and shall immediately reimburse the prevailing party for all reasonable attorneys' fees as may have been incurred.

         21.20 Waiver of Jury Trial. To the fullest extent permitted by law, the
               ---------------------
parties hereby waive any right to a trial by jury in any litigation where Tenant and Landlord are parties.

         21.21    Governing  Law. This Lease shall be construed  and enforced
                  ---------------
in accordance with the internal laws of the State where the Demised Premises are located.

         21.22 Brokers. Landlord and Tenant hereby warrant to each other that
               --------
they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and that they know of no real estate broker or agent who would be entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing an account of the indemnifying party's dealings with any real estate broker or agent.

         21.23 Mechanics' Liens. Tenant shall keep the Demised Premises free
               -----------------
from any mechanics', materialmen's or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. If any such liens are filed and are not released of record by payment or posting of a proper bond within thirty (30) days after such filing, Landlord may, without waiving its rights and remedies based on such breach by Tenant and without releasing Tenant from any obligations hereunder, cause such liens to be released by any means it shall deem proper, including payment of the claim giving rise to such lien in which event all amounts paid by Landlord shall immediately be due to Landlord by Tenant (and this repayment obligation shall survive the expiration or termination of this Lease).

         21.24 Intentionally omitted.
               ----------------------

         21.25 Bankruptcy Protections. A. Tenant warrants and represents that it
               -----------------------
is solvent as of the date hereof and that this Lease and the sale/leaseback of which it is a part shall not render Tenant insolvent. Tenant warrants and represents that there is no monetary or other material default existing under any of its corporate level indebtedness or under any of its or its subsidiaries' leases. Tenant warrants and represents that this transaction is a bona fide transaction and is being made for fair value. Landlord and Tenant acknowledge and agree that this transaction is a bona fide sale-leaseback transaction and does not constitute a joint venture, partnership or mortgage/lending relationship.

         B. As a material inducement for Landlord to enter into this Lease (and the sale/leaseback of which it is a part and without which Landlord would not have entered into this transaction with Tenant) Tenant hereby (i) to the fullest extent permitted by applicable law, waives any right to reject all or any part of this Lease or Tenant's obligations hereunder, (ii) to the fullest extent permitted by applicable law and in the event (i) above is not enforceable, waives any provision or ability to extend the minimum period within which Tenant shall have to assume or reject this Lease, and (iii) agrees that in the event of an assignment by Tenant out of or pursuant to the bankruptcy or similar proceeding of Tenant, the proposed assignee shall not be deemed creditworthy and Landlord shall be entitled to reject the proposed assignee unless (x) such proposed assignee has a net worth (certified by independent auditors and determined in accordance with generally accepted accounting principles) equal to or exceeding $1 Billion or (y) such proposed assignee shall post a security deposit (or irrevocable letter of credit acceptable to Landlord) with Landlord equal to two year's worth of Minimum Annual Rent then in effect.

         21.26 Environment. (a) Tenant covenants, represents and warrants (i)
               ------------
that, except in full compliance with all applicable Legal Requirements and Restrictions, the Demised Premises does not contain and will not contain (A) asbestos in any form; (B) urea formaldehyde foam insulation; (C) transformers or other equipment which contain dielectric fluid containing polychlorinated biphenyls (PCB's); (D) fuel oil, gasoline, other petroleum products or by-products, (E) lead-based paint or (F) any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous, controlled or toxic substances, or any pollutant or contaminant, or related materials defined in or controlled pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule, or regulation; or which, even if not so regulated, may or could pose a hazard to the health or safety of the occupants of the Demised Premises or surrounding properties or the owners of the Demised Premises or surrounding properties (the substances described in (A), (B), (C), (D), (E) and (F) above are referred to collectively herein as "Hazardous Materials"), (ii) that, except in full compliance with all applicable Legal Requirements and Restrictions, neither the Demised Premises nor any portion thereof nor any buildings and/or other improvements and additions previously, now or hereafter located thereon, are now being used, have ever been used and during the Term of this Lease will ever be used for any activities involving, directly or indirectly, the use, generation, treatment, transportation, storage or disposal of any Hazardous Materials whether by Tenant, any prior owner of the Demised Premises or any tenant or prior tenant of the Demised Premises; (iii) that to Tenant's knowledge there has never been any Hazardous Materials Release (as defined below in this section) on, from or affecting the Demised Premises and
(iv) that none of the Demised Premises, any previous owner of the Demised Premises, nor Tenant is subject to any existing, pending or, to Tenant's knowledge, threatened notice, summons, citation, directive, investigation, litigation, proceeding, inquiry, lien, encumbrance or restriction, settlement, remedial response, cleanup or closure arrangement or any other remedial obligations by or with any governmental authority (collectively "Regulatory Actions") under, or are in violation of, any applicable laws, rules, regulations or orders pertaining to health, the environment or Hazardous Materials. Tenant does not know of any violation of the foregoing representations, warranties and covenants.

                  (b) Tenant represents, warrants and covenants that during the Term of this Lease with respect to the Demised Premises and any buildings and other improvements and additions thereon, Tenant (i) shall comply with and ensure compliance by all subtenants, invitees, patrons and other persons with all applicable laws, rules and regulations or orders pertaining to health, the environment or Hazardous Materials, (ii) shall not store, utilize, generate, treat, transport or dispose (or permit or acquiesce in the storage, utilization, generation, transportation, treatment or disposal of) any Hazardous Materials on or from the Demised Premises except in full compliance with all applicable Legal Requirements and Restrictions; and (iii) shall cause any subtenant, licensee, concessionaire or other person or entity using and/or occupying any part of the Demised Premises to comply with the representations, warranties and covenants contained in this Section.

                  (c) In the event of any storage, presence, utilization, generation, transportation, treatment or disposal of Hazardous Materials on the Demised Premises or in the event of any Hazardous Materials Release whatsoever or howsoever occurring (except in full compliance with all applicable Legal Requirements and Restrictions), Tenant shall, as soon as is possible, at the direction of Landlord or any federal, state, or local authority or other governmental authority, remove any such Hazardous Materials and rectify any such Hazardous Materials Release to the extent necessary to comply with the laws, rules, regulations or orders of such authority, all at the sole cost and expense of Tenant, including without limitation, the undertaking and completion of all investigations, studies, sampling and testing and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials, on, from or affecting the Demised Premises. If Tenant shall fail to proceed with such removal or otherwise comply with such laws, rules, regulations or orders within the cure period permitted under the applicable regulation or order, the same shall constitute a default hereunder without right of further notice or grace period, and Landlord shall have the right, at its sole option but with no obligation, to do whatever is necessary to cause compliance with the applicable law, rule, regulation or order, acting either in its own name or in the name of Tenant pursuant to this Section, and the cost thereof shall be and become immediately due and payable without notice by Tenant to Landlord. In addition to and without limiting Landlord's rights pursuant to this Lease, Tenant shall give to Landlord and its agents and employees access to the Demised Premises and all buildings and other improvements and additions thereon for such purposes and hereby specifically grants to Landlord a license to remove the Hazardous Materials and otherwise comply with applicable laws, rules, regulations or orders, acting either in its own name or in the name of Tenant pursuant to this Section.

                  (d) Tenant shall defend, indemnify and save Landlord and Landlord's Affiliates harmless from, against, for and in respect of, any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of actions, encumbrances, fines, penalties, and costs and expenses suffered, sustained, incurred or required to be paid by any such indemnified party (including, without limitation, fees and disbursements of attorneys, engineers, laboratories, contractors and consultants) caused by any "Environmental Liabilities" (as defined below) in connection with the Demised Premises or any buildings previously, now or hereafter located thereon. For purposes of this indemnification clause, "Environmental Liabilities" shall mean all costs and liabilities of Landlord and/or Landlord's Affiliates resulting from the past, present or future presence, removal, utilization, generation, storage, transportation, disposal or treatment of any Hazardous Materials or any release, spill, leak, pumping, pouring, emitting, emptying, discharge, injection, escaping, leaching, dumping or disposing into the environment (air, land or water) of any Hazardous Materials (each a "Hazardous Materials Release"), including without limitation, (i) cleanups, remedial and response actions, remedial investigations and feasibility studies, permits and licenses required by, or undertaken in order to comply with the requirements of, any federal, state or local law, regulation, or agency or court, any damages for injury to person, property or natural resources, claims of governmental agencies or third parties for cleanup costs and costs of removal, discharge, and satisfaction of all liens, encumbrances and restrictions on the Demised Premises relating to the foregoing and (ii) injury to person or property in any manner related to a Hazardous Materials Release on, near or from the Demised Premises. Hazardous Materials Release shall also include by means of any contamination, leaking, corrosion or rupture of or from underground or above ground storage tanks, pipes or pipelines on or from the Demised Premises. Landlord shall have the right to undertake, control and conduct, through counsel of its own choosing and at the sole cost and expense of Tenant, the conduct and settlement of any claim giving rise to indemnification hereunder, and the Tenant shall cooperate with the Landlord in connection therewith. Notwithstanding any provisions of this Section 21.26 to the contrary, Tenant shall not be obligated to indemnify and hold harmless Landlord and/or Landlord's Affiliates against any claims and liabilities if and to the extent arising as a result of (X) acts or events not caused by Tenant (and/or any of Tenant's shareholders, members, partners, officers, directors, trustees, employees, agents or representatives, subtenants, licensees or concessionaires) and occuring after the expiration or termination of this Lease and/or (Y) acts or events that occur on property adjacent to the Demised Premises and cause migration contamination to the Demised Premises provided same are not in any way caused by or related to acts of Tenant and/or any of Tenant's shareholders, members, partners, officers, directors, trustees, employees, agents or representatives, subtenants, licensees or concessionaires.

                  (e) Tenant shall, if and to the extent Tenant becomes aware thereof, promptly notify Landlord in writing of the occurrence of any Hazardous Materials Release or any pending or threatened Regulatory Actions, or any claims made by any governmental authority or third party, relating to any Hazardous Materials or Hazardous Materials Release on or from, the Demised Premises, or any buildings or other improvements or additions previously, now or hereafter located thereon and shall promptly furnish Landlord with copies of any correspondence or legal pleadings or documents in connection therewith. Landlord shall have the right, but shall not be obligated, to notify any governmental authority of any state of facts which may come to its attention with respect to any Hazardous Materials or Hazardous Materials Release on or from the Demised Premises.

                  (f) The liability of Tenant to Landlord pursuant to, by reason of or arising from the representations, warranties, covenants and indemnities provided for this Section 21.26 is unlimited and shall survive the expiration of the term of this Lease.

                  (g) Tenant covenants, represents and warrants that Tenant is in full compliance with all registration and other requirements of 42 USC ss. 6991, "Regulation of Underground Storage Tanks" and all federal, state and local laws and regulations implementing the provisions of such act.

                  (h) The provisions of this Section 21.26 are in addition to and not intended to limit (i) any representations, warranties, covenants, agreements and indemnities, if any, concerning the environment by Tenant in favor of Landlord in the contract of sale between the parties relating to Landlord's acquisition of the Demised Premises from Tenant or in any other documents related thereto, in each case if and to the extent same survive pursuant to the terms thereof and (ii) the provisions of applicable law (with Landlord and Tenant acknowledging and agreeing that Tenant shall at all times during the Term of the Lease be deemed to be the "operator" of the Demised Premises and to bear the primary responsibility under all such applicable law). Tenant acknowledges and agrees that Landlord has never occupied or operated at the Demised Premises and that Landlord acquired the Demised Premises directly from Tenant and therefore it is appropriate for Tenant to undertake the specific environmental responsibilities as set forth in this Section 21.26.


         21.27    Variable Interest Entity. Landlord hereby represents, warrants
                  -------------------------
and covenants that:


                  (a) Landlord is not, and shall not be at any time during the term of this Lease (as the same may be extended), a "variable interest entity" pursuant to FIN 46R, or if Landlord is at any time a "variable interest entity", Tenant shall not be the "primary beneficiary" of Landlord or any portion of Landlord pursuant to FIN 46R.

                  (b) Landlord will provide Tenant, from time to time as reasonably requested by Tenant, sufficient and appropriate information with respect to the capitalization and structure of Landlord to enable Tenant to support its assertion that Tenant is not required to consolidate all or any portion of the assets, liabilities, revenues and expenses of Landlord into its financial statements pursuant to FIN 46R; and

                  (c) Landlord will use reasonable efforts to maintain "operating lease" treatment for this Lease in accordance with SFAS Number 13 and the related standards issued by the Financial Accounting Standards Board, including, without limitation, by amending or modifying any provisions of this Lease as may be reasonably necessary so as to give effect to such operating lease provisions for purposes of the Tenant's financial reporting; provided and on the condition that any such amendment or modification in no way affects the economic provisions of this Lease and/or the length of the term hereunder, and provided and on the condition that any such amendment or modification in no way increases the duties or obligations of Landlord under this Lease and/or decreases the rights and benefits afforded to Landlord under this Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed and delivered this Lease as of the day and year first above written.

                           Landlord:

                           OLP ST. CLOUD LLC


                           By: s/ Jeffrey Fishman
                               -------------------
                           Name: Jeffrey Fishman
                                 -----------------
                           Title: President
                                  ----------------


                           Tenant:

                           NEW FLYER OF AMERICA, INC.


                           By: s/ Colin Farmer
                               ----------------
                           Name: Colin Farmer
                                ---------------
                           Title:

                                    EXHIBIT A

                    Legal Description of the Demised Premises





         Lot One (1), Block One (1), St. Cloud I-94 Business Park 2, according to the plat thereof on file in the office of the County Recorder, Stearns County, Minnesota.

                                    GUARANTY

         Pursuant to the Lease (hereafter defined) and that certain Purchase and Sale Agreement dated as of September 27, 2004 between Tenant (hereafter defined) and Landlord (hereafter defined) this Guaranty is made and delivered as of the 18 day of October, 2004, by NFIL HOLDINGS CORP., a Delaware corporation having an address at 609 Marin Avenue. Crookston, Minnesota 56716-2909 ("Guarantor") in favor of OLP ST. CLOUD LLC a limited liability company having an address at Suite 303, 60 Cutter Mill Road, Great Neck, New York 11021 ("Landlord").

         The Guarantor hereby agrees as follows:

1 Guaranty. In order to induce Landlord to enter into that certain Lease
  ---------
Agreement (the "Lease") being executed simultaneously herewith between Landlord and New Flyer of America, Inc., a North Dakota corporation having an address at 609 Marin Avenue, Crookston, Minnesota 56716-2909 (together with its successors and/or assigns, the "Tenant"), affecting certain land and improvements thereon commonly known as and located lit 6200 Glenn Carlson Drive, St Cloud, Minnesota as more fully described in the Lease (the "Demised Premises"), and in recognition and acknowledgment of the fact that Landlord would not have entered into the Lease without this Guaranty, the undersigned Guarantor does hereby unconditionally, irrevocably and absolutely guarantee to Landlord the full and faithful payment, performance and observance of all the covenants, terms, conditions and obligations provided to be performed and observed by Tenant under the Lease, including but not limited to, the payment of all rents, additional rents and all other charges due from the Tenant to Landlord under the terms and conditions of the Lease. Guarantor shall, upon demand, pay, perform, and observe each and every term, covenant and condition of the Lease in the same place and stead as Tenant. Guarantor represents and warrants that there are no conditions to the effectiveness of this Guaranty, and nothing impairs the effectiveness of the liability of Guarantor to Landlord hereunder or prevents this Guaranty from taking immediate effect.

2 Modification of Lease; Amendment. Landlord shall have the full right, in
  ---------------------------------
Landlord's sole discretion and without any notice to or consent from the Guarantor, from time to time at any time and without affecting, impairing or discharging, in whole or in part, the liability of the Guarantor hereunder (such liability continuing in full force and effect) (a) to make any change, amendment, modification, supplement or extension whatsoever of any of the terms and conditions of the Lease, including, without limitation, any increase or reduction in the amount of rent or other obligations due thereunder, (b) to modify or otherwise alter any of the other obligations guaranteed by Guarantor pursuant hereto, (c) to extend, in whole or in part, by renewal or otherwise and on one or any number of occasions, the time for the payment of any sum or for the performance of any other term or condition under the Lease and/or (d) to settle, compromise, release, substitute, surrender, modify or impair and to enforce and exercise, or to waive, fail or refuse to enforce or exercise, any claims, rights or remedies, of any kind or nature, which Landlord may at any time have against Tenant, or any other endorser or guarantor of Tenant's obligations under the Lease, or with respect to any security of any kind held by Landlord at any time, whether under this Guaranty, the Lease or otherwise.

3 Guaranty Absolute. This Guaranty is and shall be construed to be an absolute,
  ------------------
present, continuing and unconditional guaranty of the payment of all sums due, and the performance and satisfaction of all obligations of Tenant under the Lease as from time to time amended or modified, and not of collection, and is in no way conditioned or contingent upon any attempt to collect payment from or enforce performance by the Tenant and is in no way affected by any releases, waivers or delays in enforcement of any of the liabilities and obligations of the Tenant under the Lease. Landlord shall have the right to proceed against the Guarantor immediately upon any default under the Lease and shall not be required to take any action or proceeding of any kind against Tenant or any other party liable for Tenant's liabilities or any security which Landlord may hold, either under this Guaranty, the Lease or otherwise, before proceeding against the Guarantor hereunder. Guarantor further agrees that in any action or proceeding brought by Landlord against Tenant, Guarantor need not be joined as a party thereto. The liability of the Guarantor hereunder shall continue in full force and effect until all the sums due under the Lease are fully paid and all obligations of the Tenant under the Lease are satisfied and discharged; and shall not be reduced, affected, impaired, or discharged, in whole or in part, by reason of (a) the death of any individual Guarantor, or the dissolution, liquidation, bankruptcy or insolvency, or the merger, consolidation or other change in form of Tenant, (b) the invalidation of any of the provisions of the Lease, (c) the modification, rejection, assignment or termination of the Lease due to the bankruptcy or insolvency of Tenant, and the liability of the Guarantor shall be for the sums and other obligations due under the Lease as it existed immediately prior to any such modification, rejection, assignment or termination, (d) the assignment of the interest of the Tenant under the Lease or the sublet of all or any portion of the Demised Premises demised by the Lease whether or not permitted by the Lease and whether or not known of or consented to by Landlord or Guarantor; or (e) any other circumstance which might otherwise constitute an equitable or legal discharge or defense of the Guarantor.

4 No Waiver of Landlord's Rights. No waiver of any of Landlord's rights
  -------------------------------
hereunder and no modification of this Guaranty shall be deemed to be made for any reason whatsoever, including, but not limited to, any act or failure or delay in acting of Landlord unless the same shall be in writing and duly signed by Landlord, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair or affect the rights of Landlord or the obligations of Guarantor in any other respect or at any other time. Landlord's failure or delay in exercising any rights under the Lease or this Guaranty or in sending any notices, demands or requests, or in requiring strict performance or observance of any term or covenant of the Lease, shall not be a waiver of any of Landlord's rights created by this Guaranty.

5 No Oral Modification. This Guaranty cannot be modified, altered, changed or
  ---------------------
terminated orally but only by a writing executed by both Landlord and Guarantor. This Guaranty reflects the entire understanding of the parties in respect of the subject matter hereof and supersedes any and all prior oral or written understandings.

6 Jurisdiction; Governing Law; Attorney's Fees. This Guaranty shall be deemed
  ---------------------------------------------
made in the State of Minnesota and shall be governed, construed and interpreted, as to validity, enforcement and in all other respects, in accordance with the laws of the State of Minnesota. The Guarantor hereby submits to the jurisdiction of any federal or state courts located in the State of Minnesota and the County in which the Demised Premises are located, for any action or claim brought by the Landlord pursuant to this Guaranty. This clause shall not be construed as requiring the Landlord to bring any action in the State of Minnesota, but the Landlord shall have the option of bringing such action either in the State of Minnesota or in any other jurisdiction which is proper. Guarantor hereby designates the Secretary of State of the State of Minnesota as the Guarantor's separate general agent for receipt of notice and service of process in any such action or proceeding (and Landlord may make service of process on such general agent). The Guarantor hereby waives any defense or right to stay or dismiss on the basis of forum non conveniences or lack of jurisdiction regarding any action or proceeding brought before any of said courts. Each of Guarantor and Landlord hereby waives the right to trial by jury in any action or proceeding that may hereafter be instituted by Landlord against Guarantor in respect of this Guaranty. Guarantor shall pay to Landlord all fees and expenses (including, but not limited to, attorneys' fees) that Landlord incurs in enforcing this Guaranty.

7 Assignment by Landlord. This Guaranty shall inure to the benefit of Landlord
  -----------------------
and its successors and assigns, and shall be binding upon the distributees, executors, administrators, successors and assigns of Guarantor. The Landlord shall have the right to assign and transfer this Guaranty in whole or in part to any assignee or successor owner of the Demised Premises. The Landlord's successors and assigns shall have all of the rights, elections, remedies, privileges, discretion and powers granted hereunder to Landlord, and shall have the right to rely on this Guaranty, in the same manner and with the same force and effect as if they were specifically named as the Landlord herein.

8 Assignment by Guarantor; Prohibited Transfers. Neither this Guaranty nor the
  ----------------------------------------------
obligations of the Guarantor hereunder may be assigned or otherwise transferred by Guarantor, and any such purported assignment or other transfer shall be void and of no force or effect and shall also constitute an "Event of Default' (as defined in the Lease) under the Lease. For purposes of the prohibition contained in this Paragraph 8, a "transfer" shall be deemed to include a change in control of Guarantor or the transfer of any of the equity interests in Guarantor; however, notwithstanding the foregoing prohibition, the transfer of equity interests in Guarantor shall be permitted and shall not be deemed to be a "transfer" for purposes of this Paragraph 8 provided and on the condition that, immediately after the effectiveness of such transfer the Guarantor shall have a "Net Worth" (as defined below) of no less than the "Minimum Net Worth" (as defined below). As used herein, (A) "Net Worth" shall mean Guarantor's net worth as audited and certified by a nationally recognized accounting firm selected by Guarantor and reasonably acceptable to Landlord, determined in accordance with generally accepted accounting principles consistently applied and (B) "Minimum Net Worth" shall mean initially $109,000,000, increasing on December 31, 2004 to $110,000,000, increasing on December 31, 2009 to $132,000,000 and increasing on December 31, 2014 and every five calendar years thereafter during the Term (as defined in the Lease and as same may be extended) to an amount equal to one hundred ten (110%) percent of the then-effective Minimum Net Worth (so, by way of example, the Minimum Net Worth shall be increased on December 31, 2014 to $145,200,000, which increased sum shall remain the Minimum Net Worth through December 31, 2019 at which time it shall automatically increase to $159,720,000, and so on).

9        Miscellaneous.
         -------------

(a) Guarantor hereby expressly waives promptness, diligence. notice of acceptance hereof or of action in reliance hereon, notice of presentment. demand for payment, protest or dishonor of all of any part of the Lease, notice of the failure of Tenant or any other person, firm or corporation to perform and any other notice to which Guarantor might otherwise be entitled.

(b) If any provision of this Guaranty shall be unenforceable in whole or part for any reason whatsoever, then such provision (to the extent it is unenforceable) shall be ineffective and the balance of this Guaranty shall be deemed valid and enforceable and construed as if the offending provision had been deleted herefrom.

(c) All notices, demands, statements or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified mail, postage prepaid, return receipt requested, or delivered personally or by established overnight delivery service, (i) to Guarantor at its address set forth above with a copy to Tenant's counsel, White & Case, 1155 Avenue of the Americas, New York, New York 10036, Attention: Roger Noble, Esq. or to such other address(es) as Tenant may from time to time designate in a Notice to Landlord or (ii) to Landlord at its address set forth above with a copy to Richard M. Figueroa, 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 or to such other address(es) as Landlord may from time to time designate in a Notice to Tenant.

         IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of the day and year first above written.

                          NFIL HOLDINGS CORP., a Delaware corporation


                          By:s/ Glenn Ashem
                             --------------
                          Name: Glenn Ashem
                          Title: Vice President - Finance

PROVENCE OF MANITOBA)
                                        ss.:
COUNTRY OF CANADA      )

                  On the 13th day of October in the year 2004 before me, the undersigned, a Notary Public in and for said State, personally appeared Glenn Ashem, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.



s/ N. Budowiski
 ---------------
NOTARY PUBLIC

         A NOTARY PUBLIC
IN AND FOR THEPROVINCE OF MANITOBA
  MY COMMISSION EXPIRES MAY 1, 2006